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                                                                     Exhibit 3.2


             FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF

                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP


      This First Amendment to Agreement of Limited Partnership (this "Amendment") of The Resort at Summerlin, Limited Partnership, a Nevada limited partnership (the "Partnership"), is made and entered into as of December 30, 1997, by and among The Resort at Summerlin, Inc., a Nevada corporation and sole general partner of the Partnership ("RAS Inc."), with its principal place of business in Las Vegas, Nevada, and the undersigned Limited Partners (hereinafter defined). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (hereinafter defined).

                             BACKGROUND INFORMATION

      A. Effective August 15, 1996, RAS Inc., as sole general partner of the Partnership, and Seven Circle Gaming Corporation, a Delaware corporation, as sole limited partner of the Partnership, entered into an Agreement of Limited Partnership (the "Agreement") to form the Partnership. The other Limited Partners who are parties hereto (the "Admitted Partners") were admitted to the Partnership as of the dates set forth on Schedule 3.1 attached to and made part hereof pursuant to Acknowledgement of Admission of Limited Partner instruments executed by each of them and the Partnership.

      B. The Partnership plans to construct, own and operate "The Resort at Summerlin," a Mediterranean-style luxury hotel, casino and spa complex in Las Vegas, Nevada (the "Resort"). The Partnership has obtained commitments for the initial financing necessary to construct the Resort (the "Financing") subject, among other things, to the condition that the amendments set forth herein be adopted by the Partnership.

      C. The Financing consists of $100,000,000 principal amount First Mortgage Notes due 2004 (the "Mortgage Notes") and $100,000,000 principal amount 13% Senior Subordinated PIK Notes due 2007 (the "Subordinated PIK Notes") to be issued jointly and severally by the Partnership and RAS Inc. The Subordinated PIK Notes will be issued together with an aggregate 100,000 warrants issued by either or both of the Partnership and RAS Warrant Co., a Nevada corporation, each such warrant issued by the Partnership (a "Warrant") entitling the holder thereof to purchase one Limited Partner Interest representing 0.00008% of the Partnership's total Partnership Interests, on a fully diluted basis as of the date of issuance of such Warrants.

      D. RAS and the Limited Partners now desire to modify and amend the Agreement in order to satisfy such condition.

                             STATEMENT OF AGREEMENT

      The parties to this Amendment hereby acknowledge the accuracy of the above Background Information and, in consideration of the covenants and agreements set forth in this Amendment, the parties agree as follows:

      1. INCONSISTENCIES. If any inconsistencies exist between the provisions of this Amendment and the provisions of the Agreement, then the provisions of this Amendment shall control and supersede the inconsistent provisions of the Agreement. Unless otherwise specifically indicated, all references to
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sections are to sections of the Agreement and such sections referred to shall include the effect of the amendments hereunder.

      2. AMENDMENTS. The Agreement is hereby amended as follows:

            (a) Section 1.1 is amended by deleting Subsection 1.1 (R) in its entirety and replacing it with the following new Subsection 1.1(R):

                  "Limited Partners" shall mean the following individuals or entities in their respective capacities as limited partners of the Partnership and their respective heirs, successors and permitted assigns: (i) Seven Circle Gaming Corporation, a Nevada corporation, Ragan A. Henry, Gustav Mauler and Denise Mauler, jointly as husband and wife, and Christiana Limited Partnership, a Nevada limited partnership; and (ii) any individual or entity who or which acquires a Limited Partner Interest from the Partnership upon exercise of a Warrant or otherwise in accordance with Section 2.10 of this Agreement.

            (b) Section 1.1 is further amended by deleting Subsection 1.1 (FF) in its entirety and replacing it with the following new Subsection 1.1(FF):

                  "Partnership Interest" shall mean a single partnership interest, without regard to the percentage interest in the Partnership it represents, (i) in the capital, income, gains, losses, deductions, tax credits and distributions of the Partnership and (ii) in and to all rights of the Partners to any and all benefits to which the Partners may be entitled as provided in this Agreement and under applicable law; provided that each Partnership Interest shall be evidenced by a certificate pursuant to Section 3.2; provided, further, that the total Partnership Interests issued and outstanding as of the date hereof shall be as stated in Section 3.1.

            (c) Section 1.1 is further amended by inserting the following new Subsections 1.1(LL) and 1.1(MM) after Subsection 1.1(KK):

                        LL: "Tax Allowance Amount" shall mean, with respect to
                  any Partner (including a Warrant holder if such Warrant holder is treated as owning an equity interest in the Partnership for U.S. federal, state or local income tax purposes), for any calendar quarter, (i) forty percent (40%) of the excess of (a) the estimated taxable income allocable to such Partner arising from its ownership of a Partnership Interest for the fiscal year through such calendar quarter over (b) any losses of the Partnership for prior fiscal years and such fiscal year that are allocable to such Partner that were not previously utilized in the calculation of Tax Allowance Amounts minus
                  (ii) prior distributions of Tax Allowance Amounts for such fiscal year received by such Partner, all as determined by the General Partner in good faith. The amount so determined by the General Partner shall be the Tax Allowance Amount for such period and shall be final and binding on all Partners.


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                        MM. "Warrants" shall mean warrants issued by the
                  Partnership which entitle each holder thereof to acquire, upon the terms and conditions specified in such warrants, a specified Partnership Interest at the price set forth in such warrants and shall include, without limitation, the Warrants referred to in Recital C of the First Amendment to this Agreement.

            (d) Section 2.10 is hereby amended in its entirety by replacing it with the following new Section 2.10:

                        2.10 Additional Limited Partners. The General Partner
                  may, from time to time, admit additional Limited Partners to the Partnership. Such admission shall include such ministerial amendments to this Agreement and the Exhibits and Schedules hereto as the General Partner shall deem appropriate to properly reflect adjustments caused by such admissions. The Limited Partners hereby irrevocably consent and agree to the admission of additional Limited Partners and the issuance of additional Partnership Interests with respect thereto and any corresponding adjustments to their relative percentage interests in the Partnership caused thereby, including, without limitation, the issuance of Limited Partner Interests upon the exercise of Warrants. Additionally, the prior admission of the Admitted Partners as additional Limited Partners to the Partnership is hereby ratified, confirmed and approved by the Partners and the General Partner hereby certifies that the Capital Contributions of the Admitted Partners set forth on Schedule 3.1 have been received by the Partnership. Such Admitted Partners shall be treated for all purposes as Limited Partners retroactively to their original dates of admission with all terms, rights and obligations as set forth in this Agreement.

            (e) Section 3.1 is hereby amended in its entirety by replacing it with the following new Section 3.1:

                        3.1 Partnership Interests. The dates of admission,
                  Capital Contributions, Partnership Interests and percentage interests of the Partners as of December 30, 1997 are as set forth on Schedule 3.1. The General Partner shall cause
                  Schedule 3.1 to be modified from time to time to reflect new Partners, Additional Capital Contributions and the like.

            (f) Section 3.2 is hereby amended in its entirety by replacing it with the following new Section 3.2:

                        3.2 Partnership Certificates.

                              3.2.1 Form of Certificates. The Partnership
                        Interests will be issued in registered form as physical Partnership Interest certificates (the "Partnership Certificates") in substantially the form set forth in Exhibit D attached hereto. Such Partnership Certificates shall represent such of the outstanding Partnership Interests as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding


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                        Partnership Interests from time to time endorsed thereon
                        and that the aggregate amount of outstanding Partnership Interests represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Partnership Certificate to reflect the amount of any increase or decrease in the amount of outstanding Partnership Interests represented thereby shall be made by the General Partner or its agent in accordance with instructions given by the holder thereof.

                              3.2.2 Execution of Partnership Certificates. Each
                        Partnership Certificate shall be signed on behalf of the Partnership by its General Partner. If the General Partner is a corporation, each Partnership Certificate shall be signed on behalf of the General Partner by such General Partner's Chairman of the Board, President, Vice President, Chief Financial Officer, Treasurer, Secretary or Assistant Secretary. If the General Partner is a natural person, each Partnership Certificate shall be signed on behalf of the General Partner by such natural person. Each such signature upon the Partnership Certificates may be in the form of a facsimile signature of the present or any future person authorized to sign for the General Partner under the terms of this Agreement and may be imprinted or otherwise reproduced on the Partnership Certificates and for that purpose the General Partner may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Vice President, Treasurer, Chief Financial Officer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Partnership Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such position. In case the General Partner (or any person authorized to sign for the General Partner under the terms of this Agreement) who shall have signed any of the Partnership Certificates shall cease to be such General Partner (or such person authorized to sign for the General Partner under the terms of this Agreement, respectively) before the Partnership Certificates so signed shall have been disposed of by the Partnership, such Partnership Certificates nevertheless may be countersigned and delivered or disposed of as though such General Partner (or such person authorized to sign for the General Partner under the terms of this Unit Agreement) had not ceased to be such General Partner (or such person authorized to sign for the General Partner under the terms of this Agreement, respectively); and any Partnership Certificate may be signed on behalf of the Partnership by any General Partner (or such person authorized to sign for the General Partner under the terms of this Agreement) who, at the actual date of the execution of such Partnership Certificate, shall be a proper General Partner (or such person properly authorized to sign for the General Partner under the terms of this Agreement, respectively) authorized to sign such Partnership Certificate, although at the date of the execution of this Agreement any such General Partner (or such person authorized to sign for the General Partner under the terms of this Agreement) was not such General Partner (or such person authorized to sign for the General Partner under the terms of this Agreement, respectively).


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                        3.2.3 Partnership Interests Register.

                              (i) The Partnership Interests shall be numbered
                        and shall be registered on the books of the Partnership maintained at the principal office of the General Partner (the "Partnership Interests Register") as they are issued. The General Partner agrees to make the Partnership Interests Register available during normal business hours for inspection by agents and other representatives of the Nevada State Gaming Control Board upon request.

                              (ii) The holders of the Partnership Certificates
                        registered in the Partnership Interests Register shall be deemed and treated as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Partnership nor the General Partner or its agent shall be affected by any notice to the contrary.

                        3.2.4 Transfer and Exchange of Partnership Interests.

                              (i) The General Partner shall from time to time,
                        subject to the limitations of this Agreement, including but not limited to Section 3.2.5, register the transfer of any outstanding Partnership Interest upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the General Partner, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Partnership Certificate may be exchanged for another certificate or certificates entitling the holder or holders thereof to purchase a like aggregate amount of Partnership Interests as the certificate or certificates surrendered then entitle each holder to purchase. Any holder desiring to exchange a Partnership Certificate or Certificates shall make such request in writing delivered to the General Partner, and shall surrender, duly endorsed or accompanied (if so required by the General Partner) by a written instrument or instruments of transfer in form satisfactory to the General Partner, the Partnership Certificate or Certificates to be so exchanged.

                              (ii) Upon registration of transfer, the General
                        Partner shall countersign and deliver by certified mail a new Partnership Certificate or Certificates to the persons entitled thereto. The Partnership Certificates may be exchanged at the option of the holder thereof, when surrendered at the office or agency of the Partnership maintained for such purpose, which initially will be the office of the General Partner or its agent for such purpose in Las Vegas, Nevada, for another Partnership Certificate, or other Partnership Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like amount of Partnership Interests.


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                              (iii) No service charge shall be made for any
                        exchange or registration of transfer of Partnership Certificates, but the Partnership may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

                              (iv) Notwithstanding any other provision of this
                        Agreement, on and after such time as the Partnership shall have obtained a nonrestricted gaming license (the "License") issued by the Nevada Gaming Commission (the "Nevada Commission"), no holder of a Partnership Interest may sell, assign, transfer, pledge or make any other disposition of a Partnership Interest without the prior approval of the Nevada Commission unless the Partnership is then registered by the Nevada Commission as a "publicly traded corporation" (a "Registered Company"), as that term is defined in the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act"), and holds certain exemptions from the Nevada Commission in connection with such registration (the "Exemptions"). The General Partner shall promptly notify each holder of a Partnership Certificate in writing in each instance upon the Partnership becoming the holder of the License, a Registered Company and the holder of the Exemptions.

                        3.2.5 Registration of Transfers and Exchanges.

                              (i) Transfer and Exchange of Partnership
                        Certificates. When Partnership Certificates are presented to the General Partner or its duly appointed agent with a request:

                                    (A) to register the transfer of any
                        Partnership Interests;

                        or

                                    (B) to exchange such Partnership
                        Certificates for Partnership Certificates of other authorized denominations evidencing in the aggregate an equal number of Partnership Interests, the General Partner shall register the transfer or make the exchange as requested if the requirements of this Section 3.2 for such transactions are met; provided, however, that the Partnership Certificates presented or surrendered for registration of transfer or exchange:

                                          (I) shall be duly endorsed or
                        accompanied by a written instrument of transfer in form satisfactory to the General Partner or its agent, duly executed by the holder thereof or his attorney duly authorized in writing; and

                                          (II) in the case of Partnership
                        Interests the offer and sale of which have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), such Partnership Certificates shall be accompanied, in the sole discretion of the General Partner, by the following additional information and documents, as applicable:


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                                          (1) if such Partnership Certificates
                        are being delivered to the General Partner or its agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit E hereto); or

                                          (2) if such Partnership Interests are
                        being transferred in reliance on an exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit E hereto or as otherwise required by the General Partner) and an opinion of counsel reasonably satisfactory to the General Partner to the effect that such transfer is in compliance with the Securities Act.

                              (ii) Legends.

                                    (A) For so long as transfer of a Partnership
                        Interest is not permitted without registration under the Securities Act, each Partnership Certificate evidencing such Partnership Interest (and all Partnership Interests issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

                        THE LIMITED PARTNERSHIP INTERESTS IN THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP (THE "PARTNERSHIP") REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS. NO INTEREST IN THE PARTNERSHIP MAY BE SOLD, ASSIGNED, TRANSFERRED, MORTGAGED, ENCUMBERED, HYPOTHECATED OR DISPOSED OF IN ANY WAY WITHOUT THE CONSENT OF THE GENERAL PARTNER. THE GENERAL PARTNER OF THE PARTNERSHIP MAY REQUIRE AN OPINION OF COUNSEL THAT ANY SUCH DISPOSITION COMPLIES WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE SALE OR OTHER TRANSFER OF ANY INTEREST IN THE PARTNERSHIP IS ALSO SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP.

                                    (B) For so long as the Registration Rights
                        and Limited Partners' Agreement dated as of December 30, 1997 among the General Partner, the Limited Partners and holders of Warrants is in effect, each Partnership Certificate shall bear the following legend:

                        THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AND LIMITED PARTNERS' AGREEMENT DATED AS OF DECEMBER 30, 1997, WHICH CONTAINS PROVISIONS REGARDING THE RESTRICTIONS ON THE TRANSFER AND PROVISIONS REQUIRING THE MANDATORY TRANSFER OF SUCH PARTNERSHIP INTERESTS AND OTHER MATTERS. A


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                        COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT
                        THE PRINCIPAL OFFICE OF THE PARTNERSHIP.

                                    (C) On and after the date of issuance of a
                        License to the Partnership and until the Partnership has been registered as a Registered Company and granted the Exemptions by the Nevada Commission, each Partnership Certificate evidencing Partnership Interests (and all Partnership Interests issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

                        THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF ANY INTEREST IN THE LIMITED PARTNERSHIP IS VOID UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN INDIVIDUAL OWNER OF ANY SUCH INTEREST IS UNSUITABLE TO HOLD THAT INTEREST, THE NEVADA GAMING COMMISSION SHALL IMMEDIATELY NOTIFY THE LIMITED PARTNERSHIP OF THAT FACT. THE LIMITED PARTNERSHIP SHALL, WITHIN TEN DAYS FROM THE DATE THAT IT RECEIVES THE NOTICE FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED ON THE BOOKS OF THE LIMITED PARTNERSHIP. BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OF A DETERMINATION OF UNSUITABILITY, PURSUANT TO THE PRECEDING SENTENCE, UPON THE LIMITED PARTNERSHIP, IT IS UNLAWFUL FOR THE UNSUITABLE OWNER:
                        (A) TO RECEIVE ANY SHARE OF THE PROFITS OR DISTRIBUTIONS OF ANY CASH OR OTHER PROPERTY OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH INTEREST; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE LIMITED PARTNERSHIP, FOR SERVICES RENDERED OR OTHERWISE.

                        ANY LIMITED PARTNER GRANTED DELAYED LICENSING THAT IS LATER FOUND UNSUITABLE BY THE NEVADA GAMING COMMISSION SHALL RETURN ALL EVIDENCE OF ANY OWNERSHIP IN THE LIMITED PARTNERSHIP TO THE LIMITED PARTNERSHIP, AT WHICH TIME THE LIMITED PARTNERSHIP SHALL REFUND TO THE UNSUITABLE LIMITED PARTNER NO MORE THAN THE AMOUNT THAT HE PAID FOR HIS OWNERSHIP INTEREST, AND THE UNSUITABLE LIMITED PARTNER SHALL NO


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                        LONGER HAVE ANY DIRECT OR INDIRECT INTEREST IN THE
                        LIMITED PARTNERSHIP.

                              3.2.6 Mutilated or Missing Partnership
                        Certificates. In case any of the Partnership
                        Certificates shall be mutilated, lost, stolen or destroyed, the General Partner or its agent may at its discretion issue in exchange and substitution for and upon cancellation of the mutilated Partnership Certificate, or in lieu of and substitution for the Partnership Certificate lost, stolen or destroyed, a new Partnership Certificate of like tenor and representing an equivalent number of Partnership Interests, but only upon receipt of evidence satisfactory to the General Partner or its agent of such loss, theft or destruction of such Partnership Certificate and indemnity also satisfactory to the General Partner or its agent. Applicants for such substitute Partnership Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the General Partner or its agent may prescribe.

            (g) Section 4.3 is hereby amended by deleting Subsections 4.3L and 4.3N thereof in their entireties and replacing them with the following:

                        L. The amendment of this Agreement, other than (i)
                  amendments pursuant to Section 2.10, (ii) amendments solely for the purpose of clarification which do not change the substance hereof, (iii) amendments for the purpose of substituting Limited Partners, (iv) amendments which, in the opinion of counsel for the Partnership, are necessary or appropriate to satisfy requirements of the Code with respect to partnerships or of any federal or state securities laws or regulations, each of which may be made by the General Partner acting alone.

                        N. The admission of additional General Partners or the
                  expulsion or involuntary withdrawal or liquidation of a Partner.

            (h) Section 5.1 is hereby amended by adding the following provision at the end thereof:

                        Notwithstanding the foregoing, no item of income, gain,
                  loss or deduction will be allocated to any holder of Warrants prior to such holder's exercise of such Warrant for a Limited Partner Interest.

            (i) Section 5.2 is hereby amended by adding the following provision at the end thereof:

                        No item of capital gain realized by the Partnership
                  shall be allocated to any holder of Warrants prior to such holder's exercise of such Warrant for a Limited Partner Interest.

            (j) The Agreement is amended by inserting the following New Sections 5.8 and 5.9 after the current Section 5.7:

                  5.8 Distribution of Tax Allowance Amounts. As soon as reasonably practicable after the end of each calendar quarter, the General Partner shall determine the Tax Allowance Amount for every Partner (including a Warrant holder if


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                        such Warrant holder is treated as owning an equity
                        interest in the Partnership for U.S. federal, state or local income tax purposes) in respect of such quarter. Upon such determination, the Partnership shall distribute each Partner's Tax Allowance Amount to such Partner provided that such distribution is not prohibited by any agreement to which the Partnership is then a party or is otherwise bound. All such distributions shall have priority over any distributions pursuant to Section 5.3. To the extent that the cumulative distributions of Tax Allowance Amounts to a Partner pursuant to this Section 5.8 for a fiscal year exceed an amount equal to the cumulative Tax Allowance Amount calculated with respect to such Partner at the end of such fiscal year as if no prior distributions of Tax Allowance Amounts had been made, the excess shall not be treated as a Tax Allowance Amount and shall reduce the amount otherwise distributable to such Partner under Section 5.3.

                  5.9 Notwithstanding anything to the contrary contained in this Agreement, no proceeds of any borrowings by the Partnership, including but not limited to those under the Mortgage Notes and the Subordinated PIK Notes, shall be deemed to be part of distributable Cash Flow and the use or uses of such borrowings under the Credit Agreement and Subordinated PIK Notes shall be restricted to the use or uses permitted by the Credit Agreement and related documents and instruments with respect to the Mortgage Notes and by the Indenture and related documents and instruments with respect to the Subordinated PIK Notes. In furtherance of the foregoing, the undersigned Partners hereby acknowledge and accept that the Partnership shall be subject to the terms and conditions of the borrowings evidenced by the Mortgage Notes and Subordinated PIK Notes and the other agreements, documents and instruments related thereto, including but not limited to the Warrants.

            (k) Section 6.7 is amended by inserting the following at the end of the current Section 6.7:

                        In addition, the Partnership will make an election under
                  Section 754 of the Code to adjust the tax basis of the property of the Partnership under Section 734 or 743 of the Code with respect to any transfer of a Partnership Interest by a holder of a Warrant if requested by such holder with respect to such transfer, provided, however, that the Partnership shall not be required to make such election if it reasonably determines that such election would result in material costs to the Partnership or the Partners (other than out-of-pocket expenses incurred in connection with making such election).

            (l) Section 7.1 is deleted in its entirety and shall be of no further force and effect.

            (m) Section 7.2 is amended by inserting the following at the end of Subsection 7.2(D):

                        Notwithstanding the foregoing, any Transfer or purported
                  Transfer of any Partnership Interest, whether to another Partner or to a third party, shall be of no effect, and such transferee shall not become a Partner, if the Partnership would or may, in the sole determination of the General Partner, have in the aggregate more


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                  than one hundred (100) Partners. For purposes of determining the number of Partners under this Section 7.2(D), a person (the "beneficial owner") indirectly owning an interest in the Partnership through a partnership, grantor trust or S corporation (as such terms are used in the Code) (the "flow-through entity") shall be considered a Partner, but only if (i) substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Partnership and (ii) in the sole discretion of the General Partner, a principal purpose of the use of the tiered arrangement is to permit the Partnership to satisfy such 100-Partner limitation.

            (n) Each of Sections 7.3, 7.4 and 7.5 is hereby deleted in its entirety, and shall be of no further force or effect.

            (o) Section 8.1 is hereby deleted in its entirety and shall be of no further force or effect.

            (p)   Section 11.3 is hereby deleted in its entirety.

      3. SEVERABILITY. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

      4. FULL FORCE AND EFFECT. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the parties hereto ratify and agree to continue to be bound by all terms and provisions of the Agreement as amended hereby. As used in this Amendment, the terms "Agreement," this "Agreement," "herein," "hereafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean or refer to the Agreement.

      5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.


             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
                  AND IS FOLLOWED BY A SINGLE SIGNATURE PAGE.]


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      This First Amendment to Agreement of Limited Partnership of The Resort at
Summerlin, Limited Partnership is executed by the undersigned as of the date first set forth above.

                                    GENERAL PARTNER:

                                    RESORT AT SUMMERLIN, INC., a Nevada
                                    corporation

                                    By:____________________________________
                                        Name:
                                        Its:


                                    LIMITED PARTNERS:


                                    _______________________________________
                                    RAGAN A. HENRY

                                    _______________________________________
                                    GUSTAV MAULER

                                    _______________________________________
                                    DENISE MAULER


                                    CHRISTIANA LIMITED PARTNERSHIP,
                                    a Nevada limited partnership

                                    By:    Keepsake, Inc., a Nevada
                                           corporation, general partner

                                           By__________________________
                                               Name:
                                               Its:


                                    SEVEN CIRCLE GAMING
                                    CORPORATION, a Delaware corporation


                                    By__________________________________
                                        Name:
                                        Its:

                                                                    SCHEDULE 3.1


                     PARTNERS LEDGER AS OF DECEMBER 30, 1997

                                       DATE OF               CAPITAL              PARTNERSHIP       PERCENTAGE
               GENERAL PARTNER        ADMISSION            CONTRIBUTION             INTERESTS       INTERESTS
               ---------------        ---------            ------------             ---------       ---------
The Resort at Summerlin, Inc.          08/15/96           $   500,000.00               11,500             1%

               LIMITED PARTNERS
               ----------------

Seven Circle Gaming Corporation        08/15/96           $15,525,628.30            1,046,500            91%
Gustav Mauler and Denise Mauler,
jointly                                05/01/97           $   500,000.00               11,500             1%
Christiana Limited Partnership         05/07/97           $ 2,500,000.00               57,500             5%
Ragan A. Henry                         05/07/97           $ 1,000,000.00               23,000             2%
                                                          --------------            ---------           ---
                                                          $20,025,628.30            1,150,000           100%
                                                          ==============            =========           ===

                                                                       EXHIBIT D

                    [FORM OF PARTNERSHIP CERTIFICATE - FACE]


Certificate Number____               Number of Limited Partnership Interests____


                   Certificate of Limited Partnership Interest

                    The Resort at Summerlin, Limited Partner


      This certifies that _____________________ is the owner of ____ limited partnership interests of THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Nevada (the "Partnership"), and is entitled to all rights and benefits of a limited partner as set forth in the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), as amended from time to time.

      The limited partnership interests evidenced by this Certificate may be sold, transferred or assigned only in accordance with the terms and conditions set forth in the Partnership Agreement and only upon surrender of this Certificate properly endorsed.

      IN WITNESS WHEREOF, THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP has caused this Certificate to be issued this ____ day of _____ , 19__ .


                     THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP

                            By:  The Resort at Summerlin, Inc., general partner

                                   By:_________________________________________
                                   Print Name:_________________________________
                                   Its:________________________________________

                   [FORM OF PARTNERSHIP CERTIFICATE - REVERSE]

      THE LIMITED PARTNERSHIP INTERESTS IN THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP (THE "PARTNERSHIP") REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS. NO INTEREST IN THE PARTNERSHIP MAY BE SOLD, ASSIGNED, TRANSFERRED, MORTGAGED, ENCUMBERED, HYPOTHECATED OR DISPOSED OF IN ANY WAY WITHOUT THE CONSENT OF THE GENERAL PARTNER. THE GENERAL PARTNER OF THE PARTNERSHIP MAY REQUIRE AN OPINION OF COUNSEL THAT ANY SUCH DISPOSITION COMPLIES WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE SALE OR OTHER TRANSFER OF ANY INTEREST IN THE PARTNERSHIP IS ALSO SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP.

      [THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AND LIMITED PARTNERS' AGREEMENT DATED AS OF DECEMBER 30, 1997, WHICH CONTAINS PROVISIONS REGARDING THE RESTRICTIONS ON THE TRANSFER AND PROVISIONS REQUIRING THE MANDATORY TRANSFER OF SUCH PARTNERSHIP INTERESTS AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.]

      THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF ANY INTEREST IN THE LIMITED PARTNERSHIP IS VOID UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN INDIVIDUAL OWNER OF ANY SUCH INTEREST IS UNSUITABLE TO HOLD THAT INTEREST, THE NEVADA GAMING COMMISSION SHALL IMMEDIATELY NOTIFY THE LIMITED PARTNERSHIP OF THAT FACT. THE LIMITED PARTNERSHIP SHALL, WITHIN TEN DAYS FROM THE DATE THAT IT RECEIVES THE NOTICE FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED ON THE BOOKS OF THE LIMITED PARTNERSHIP. BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OF A DETERMINATION OF UNSUITABILITY, PURSUANT TO THE PRECEDING SENTENCE, UPON THE LIMITED PARTNERSHIP, IT IS UNLAWFUL FOR THE UNSUITABLE OWNER: (A) TO RECEIVE ANY SHARE OF THE PROFITS OR DISTRIBUTIONS OF ANY CASH OR OTHER PROPERTY OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH INTEREST; OR
(C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE LIMITED PARTNERSHIP, FOR SERVICES RENDERED OR OTHERWISE.

      ANY LIMITED PARTNER GRANTED DELAYED LICENSING THAT IS LATER FOUND UNSUITABLE BY THE NEVADA GAMING COMMISSION SHALL RETURN ALL EVIDENCE OF ANY OWNERSHIP IN THE LIMITED PARTNERSHIP TO THE LIMITED PARTNERSHIP, AT WHICH TIME THE LIMITED PARTNERSHIP SHALL REFUND TO THE UNSUITABLE LIMITED PARTNER NO MORE THAN THE AMOUNT THAT HE PAID FOR HIS OWNERSHIP INTEREST, AND THE UNSUITABLE LIMITED PARTNER SHALL NO LONGER HAVE ANY DIRECT OR INDIRECT INTEREST IN THE LIMITED PARTNERSHIP.

                                                                       EXHIBIT E


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
              OR REGISTRATION OF TRANSFER OF PARTNERSHIP INTERESTS


         Re: Limited Partnership Interests (the "Securities") of The Resort at Summerlin, Limited Partnership
                  (the "Partnership")


            This Certificate relates to ____________ Securities held in the form of physical Partnership Certificate by _________________ (the "Transferor").

The Transferor:*

      / / has requested that the General Partner of the Partnership or the transfer agent for the Partnership by written order to exchange or register the transfer of Securities evidenced by physical Partnership Certificates.

            In connection with such request and in request of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Agreement of Limited Partnership relating to the above captioned Securities and the restrictions on transfers thereof as provided therein, and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

      / / Such Security is being acquired for the Transferor's own account, without transfer.

      / / Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

      / / Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

      / / Such Security is being transferred in reliance on Regulation S under the Act (and fully executed Certificates in the forms of Exhibits E-1 and E-2 hereto, as applicable, accompany this Certificate).

      / / Such Security is being transferred in reliance on Rule 144 under the Act.

      / / Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."


                                          -------------------------------------
                                          (INSERT NAME OF TRANSFEROR)



                                          By:
                                             --------------------------------
                                               (Authorized Signature)



Date:


-----------------------------
*Check applicable box.

                                                                     EXHIBIT E-1

                            Form of Certificate to Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors


                                                                          [Date]

The Resort at Summerlin, Inc.
1160 Town Center Drive
Suite 200
Las Vegas, Nevada  89134

Attention:  John Tipton

      Re: The Resort at Summerlin, Limited Partnership (the "Partnership") Limited Partnership Interests (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed purchase of Securities of the Partnership, we confirm that:

      1. We have received such information as we deem necessary in order to make our investment decision.

      2. We understand that the limited partnership interests of the Partnership represented by this Certificate are subject to restrictions on the transfer and the mandatory transfer of interests and other matters as contained in the Partnership's Agreement of Limited Partnership, as amended, and in a Registration Rights and Limited Partners' Agreement dated as of December 30, 1997, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Partnership or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the General Partner or the transfer agent for the Partnership a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

      4. We understand that, on any proposed resale of Securities, we will be required to furnish the General Partner and/or the transfer agent for the Partnership, such certification, legal opinions and other information as may be reasonably required to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

      5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

      6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Partnership and its transfer agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                                 Very truly yours,


                                                 (Name of Transferor)


                                                 By: __________________________
                                                      (Authorized Signatory)

                                                                     EXHIBIT E-2

                            Form of Certificate to Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                                          [Date]

The Resort at Summerlin, Inc.
1160 Town Center Drive
Suite 200
Las Vegas, Nevada  89134

Attention:  John Tipton

      Re: The Resort at Summerlin, Limited Partnership (the "Partnership") Limited Partnership Interests (the "Securities")

Dear Sirs:

         In connection with our proposed purchase of ___________ of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

      (1) the offer of the Securities was not made to a person in the United States;

      (2) neither (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

      (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

      (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

      (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

      You and the Partnership and its transfer agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.


                                                 Very truly yours,


                                                 (Name of Transferor)


                                                 By: __________________________
                                                        (Authorized Signatory)

        This First Amendment to Agreement of Limited Partnership of The Resort at Summerlin, Limited Partnership is executed by the undersigned as of the date first set forth above.


                                        GENERAL PARTNER:

                                        RESORT AT SUMMERLIN, INC., a Nevada
                                        corporation


                                        By:   /s/ Brian McMullan
                                           ---------------------------------
                                           Name:  BRIAN McMULLAN
                                           Its:   PRESIDENT


                                        LIMITED PARTNERS:

                                        /s/ Ragan A. Henry
                                        ------------------------------------
                                        RAGAN A. HENRY

                                        /s/ Gustav Mauler
                                        ------------------------------------
                                        GUSTAV MAULER

                                        /s/ Denise Mauler
                                        ------------------------------------
                                        DENISE MAULER


                                        CHRISTIANA LIMITED PARTNERSHIP, a
                                        Nevada limited partnership


                                        By:  Keepsake, Inc., a Nevada
                                             corporation, general partner

                                             By:  /s/ Paul Steelman
                                                  --------------------------
                                                  Name: PAUL STEELMAN
                                                  Its:  PRESIDENT


                                        SEVEN CIRCLE GAMING CORPORATION, a
                                        Delaware corporation


                                        By:   /s/ Brian McMullan
                                           ---------------------------------
                                           Name:  BRIAN McMULLAN
                                           Its:   PRESIDENT

        This First Amendment to Agreement of Limited Partnership of the Resort at Summerlin, Limited Partnership is executed by the undersigned as of the date first set forth above.


                                        GENERAL PARTNER:

                                        RESORT AT SUMMERLIN, INC., a Nevada
                                        corporation


                                        By:   /s/ Brian McMullan
                                           ---------------------------------
                                           Name:  BRIAN McMULLAN
                                           Its:   PRESIDENT


                                        LIMITED PARTNERS:

                                        /s/ Ragan A. Henry
                                        ------------------------------------
                                        RAGAN A. HENRY

                                        /s/ Gustav Mauler
                                        ------------------------------------
                                        GUSTAV MAULER

                                        /s/ Denise Mauler
                                        ------------------------------------
                                        DENISE MAULER


                                        CHRISTIANA LIMITED PARTNERSHIP, a
                                        Nevada limited partnership


                                        By:  Keepsake, Inc., a Nevada
                                             corporation, general partner

                                             By:  /s/ Paul Steelman
                                                  --------------------------
                                                  Name: PAUL STEELMAN
                                                  Its:  PRESIDENT


                                        SEVEN CIRCLE GAMING CORPORATION, a
                                        Delaware corporation


                                        By:   /s/ Brian McMullan
                                           ---------------------------------
                                           Name:  BRIAN McMULLAN
                                           Its:   PRESIDENT

        This First Amendment to Agreement of Limited Partnership of the Resort at Summerlin, Limited Partnership is executed by the undersigned as of the date first set forth above.


                                        GENERAL PARTNER:

                                        RESORT AT SUMMERLIN, INC., a Nevada
                                        corporation


                                        By:   /s/ Brian McMullan
                                           ---------------------------------
                                           Name:  BRIAN McMULLAN
                                           Its:   PRESIDENT


                                        LIMITED PARTNERS:

                                        /s/ Ragan A. Henry
                                        ------------------------------------
                                        RAGAN A. HENRY

                                        /s/ Gustav Mauler
                                        ------------------------------------
                                        GUSTAV MAULER

                                        /s/ Denise Mauler
                                        ------------------------------------
                                        DENISE MAULER


                                        CHRISTIANA LIMITED PARTNERSHIP, a
                                        Nevada limited partnership


                                        By:  Keepsake, Inc., a Nevada
                                             corporation, general partner

                                             By:  /s/ Paul Steelman
                                                  --------------------------
                                                  Name: PAUL STEELMAN
                                                  Its:  PRESIDENT


                                        SEVEN CIRCLE GAMING CORPORATION, a
                                        Delaware corporation


                                        By:   /s/ Brian McMullan
                                           ---------------------------------
                                           Name:  BRIAN McMULLAN
                                           Its:   PRESIDENT

     This First Amendment to Agreement of Limited Partnership of The Resort at Summerlin, Limited Partnership is executed by the undersigned as of the date first set forth above.

                    GENERAL PARTNER:

                    RESORT AT SUMMERLIN, INC., a Nevada
                    corporation

                    By: /s/ Brian McMullan
                        -------------------------------
                        Name: Brian McMullan
                        Its:  President


                    LIMITED PARTNERS:


                    /s/ Ragan A. Henry
                    -----------------------------------
                    RAGAN A. HENRY


                    /s/ Gustav Mauler
                    -----------------------------------
                    GUSTAV MAULER


                    /s/ Denise Mauler
                    -----------------------------------
                    DENISE MAULER



                    CHRISTIANA LIMITED PARTNERSHIP,
                    a Nevada limited partnership


                    By: Keepsake, Inc., a Nevada
                        corporation, general partner


                        By: /s/ Paul Steelman
                            ---------------------------
                            Name: Paul Steelman
                            Its:  President


                    SEVEN CIRCLE GAMING
                    CORPORATION, a Delaware corporation


                    By: /s/ Brian McMullan
                        --------------------------------
                        Name: Brian McMullan
                        Its:  President

     This First Amendment to Agreement of Limited Partnership of The Resort at Summerlin, Limited Partnership is executed by the undersigned as of the date first set forth above.

                    GENERAL PARTNER:

                    RESORT AT SUMMERLIN, INC., a Nevada
                    corporation

                    By: /s/ Brian McMullan
                        -------------------------------
                        Name: Brian McMullan
                        Its:  President


                    LIMITED PARTNERS:



                    -----------------------------------
                    RAGAN A. HENRY


                    /s/ Gustav Mauler
                    -----------------------------------
                    GUSTAV MAULER


                    /s/ Denise Mauler
                    -----------------------------------
                    DENISE MAULER



                    CHRISTIANA LIMITED PARTNERSHIP,
                    a Nevada limited partnership


                    By: Keepsake, Inc., a Nevada
                        corporation, general partner


                        By: /s/ Paul Steelman
                            ---------------------------
                            Name: Paul Steelman
                            Its:  President


                    SEVEN CIRCLE GAMING
                    CORPORATION, a Delaware corporation


                    By: /s/ Brian McMullan
                        --------------------------------
                        Name: Brian McMullan
                        Its:  President

     This First Amendment to Agreement of Limited Partnership of The Resort at Summerlin, Limited Partnership is executed by the undersigned as of the date that set forth above.

                    GENERAL PARTNER:

                    RESORT AT SUMMERLIN, INC., a Nevada
                    corporation

                    By: /s/ Brian McMullan
                        -------------------------------
                        Name: Brian McMullan
                        Its:  President


                    LIMITED PARTNERS:



                    -----------------------------------
                    RAGAN A. HENRY


                    /s/ Gustav Mauler
                    -----------------------------------
                    GUSTAV MAULER


                    /s/ Denise Mauler
                    -----------------------------------
                    DENISE MAULER



                    CHRISTIANA LIMITED PARTNERSHIP,
                    a Nevada limited partnership


                    By: Keepsake, Inc., a Nevada
                        corporation, general partner


                        By: /s/ Paul Steelman
                            ---------------------------
                            Name: Paul Steelman
                            Its:  President


                    SEVEN CIRCLE GAMING
                    CORPORATION, a Delaware corporation


                    By: /s/ Brian McMullan
                        --------------------------------
                        Name: Brian McMullan
                        Its:  President

                            CERTIFICATE OF SECRETARY
                                       OF
                          THE RESORT AT SUMMERLIN, INC.


                I, Jeff Smith, Secretary of The Resort at Summerlin, Inc., a Nevada corporation ("RAS, Inc."), do hereby certify on behalf of RAS, Inc. as follows (capitalized terms not otherwise referred herein shall be the same meaning as in the Purchase Agreement, dated December 22, 1997, among RAS, Inc., The Resort at Summerlin, Limited Partnership, RAS Warrant Co., and NatWest Capital Markets Limited):

                  1. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of RAS, Inc. as in effect of the date hereof.

                  2. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of RAS, Inc. as in effect of the date hereof.

                  3. The following individuals are elected or appointed officers of RAS, Inc., each holds the office of RAS, Inc. set forth opposite his name and the signature written opposite the name and title of each such officer is his genuine signature.

Name                     Office                      Signature
----                     ------                      ---------

Brian McMullan           President and
                         Chief Executive Officer     /s/ Brian McMullan
                                                     ---------------------------

Quinton Boshoff          Senior Vice
                         President Slot Operations   /s/ Quinton Boshoff
                                                     ---------------------------

                4. Attached hereto as Exhibit C are true and correct copies of all resolutions of the Board of Directors of RAS, Inc. authorizing (a) the transactions contemplated by the Purchase Agreement and (b) the Material Agreements to which RAS, Inc. is a party, the offering of the Securities, the entering into the Purchase Agreement, the Indenture, the Registration Rights Agreements, the Unit Agreement, the Disbursement Agreement and the Subordinated Notes Proceeds Accounts Agreement.


Dated: December 31, 1997                            By:
                                                       -------------------------
                                                           Jeff Smith, Secretary

                  I, Brian McMullan, President of RAS, Inc., do hereby certify that Jeff Smith is the duly elected, qualified and acting Secretary of RAS, Inc. and that the signature of Jeff Smith set forth above is his genuine signature.

Dated: December 31, 1997                          By:/s/ Brian McMullan
                                                     ---------------------------
                                                                  Brian McMullan
                                                                       President

===============================================================================
THE INTERESTS IN THE PARTNERSHIP REPRESENTED BY THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS. NO INTEREST IN THE PARTNERSHIP MAY BE SOLD, ASSIGNED, TRANSFERRED, MORTGAGED, ENCUMBERED, HYPOTHECATED OR DISPOSED OF IN ANY WAY WITHOUT THE CONSENT OF THE GENERAL PARTNER. THE GENERAL PARTNER MAY REQUIRE AN OPINION OF COUNSEL THAT ANY SUCH DISPOSITION COMPLIES WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE SALE OR OTHER TRANSFER OF AN INTEREST IN THE PARTNERSHIP IS ALSO SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THIS AGREEMENT.
===============================================================================

                      AGREEMENT OF LIMITED PARTNERSHIP OF
                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP

     THIS AGREEMENT OF LIMITED PARTNERSHIP (the or this "Agreement") creating THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP, a Nevada limited partnership (the "Partnership") is entered into by and between THE RESORT AT SUMMERLIN, INC., a Nevada corporation with its principal place of business in Las Vegas, Nevada, and the undersigned Limited Partners.


                                  WITNESSETH:

     WHEREAS, the undersigned Partners (as herein defined) wish to form a Nevada limited partnership for the purpose of acquiring certain land in the State of Nevada and developing, owning and operating the Resort (as herein defined);

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                 1. DEFINITIONS

     1.1 Terms Defined. When used in this Agreement, the following terms shall have the meanings set forth in this Paragraph 1.1:

          A. "Additional Capital Contributions" shall have the meaning set forth in Paragraph 3.4 of this Agreement.

          B. "Affiliate" shall mean a person, entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with the person, entity or organization in question. The term "control" as used in the immediately preceding sentence means, with respect to an entity that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation and, with respect to a person or organization that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or organization.

          C. "Budget" shall mean an annual budget, prepared by the General Partner for each fiscal year of the Partnership and approved as required by Paragraph 4.3 of this

Agreement, which budget shall be comprised of both a capital budget which shall be an estimate of all capital expenditures to be made during the fiscal year of the Partnership, and an operating budget which shall be an estimate of all revenues and expenses of operating the Partnership during the fiscal year.

         D. "Capital Account" shall have the meaning set forth in Paragraph 3.3 of this Agreement.

         E. "Capital Contribution" shall mean the cash and the fair market value of services or property other than cash (net of liabilities which the Partnership assumes or takes the property subject to) contributed to the capital of the Partnership by the Partners.

         F. "Cash Flow" shall mean the net income of the Partnership as determined in accordance with the method of accounting utilized by the Partnership pursuant to Paragraph 6.2 of this Agreement, consistently applied and adjusted as follows:

         (1)      There shall be added to such net income or loss:

                  (a) The amount charged for depreciation and any other deductions not involving a cash expenditure or creating a current account payable;

                  (b) The net proceeds received, to the extent not included in income, by reason of any sale, condemnation or destruction of a part or parts (but less than all) of the physical structures and facilities or tangible personal property of the Partnership and not in connection with the dissolution of the Partnership;

                  (c) The proceeds of any borrowing by the Partnership;

                  (d) Cash contributions to the Partnership; and,

                  (e) The net change in operating assets and liabilities as included in the Partnership statement of cash flow.

         (2)      There shall be subtracted from such net income or loss:

                  (a) The amount of payments made on account of principal upon mortgages and deeds of trust against any real property or tangible personal property owned by the Partnership or upon principal of all other loans made to the Partnership;

                  (b) Any amounts paid for non-deductible capital expenditures and any other cash sums expended for items not deducted in determining net income or loss of the Partnership;

                  (c) Any change in the cash reserves necessary to retain sufficient working capital in the Partnership as determined pursuant to Paragraph 4.3 of this Agreement.

         G. "Commencement Date" shall mean the first date that the Resort is open to the public as a resort hotel facility. The parties agree to memorialize the Commencement Date in a writing signed by each of them.

         H. "Conversion Date" shall mean the date on which creditors holding Convertible Notes contribute the same to the capital of the Partnership in exchange for Limited Partner Interests in accordance with the Note Purchase Agreements.

         I. "Convertible Notes" shall mean those promissory notes representing loans in the original aggregate principal amount of Two Million Dollars ($2,000,000) made by the Partnership, as borrower, for which all or part of the same are convertible into Limited Partner Interests on the Conversion Date.

         J. "Curing Partner" shall have the meaning as set forth in Paragraph
3.5 of this Agreement.

         K. "Enterprise" shall mean the Partnership acting on its own or in any other form to operate the Resort and conduct activities and Operations authorized pursuant to the Partnership Agreement and this Agreement.

         L. "Failing Partner" shall have the meaning as set forth in Paragraph
3.5 of this Agreement.

         M. "Failure Date" shall have the meaning as set forth in Paragraph 3.5 of this Agreement.

         N. "General Partner" shall mean The Resort at Summerlin, Inc., a Nevada corporation, its permitted successors and assigns, in its capacity as general partner of the Partnership.

         0. "Gross Revenues" shall mean the total revenues, net of complimentaries, for any period from the conduct of Operations by the Enterprise.

         P. "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         Q. "Limited Partner Interests" shall mean Partnership Interests held by Limited Partners.

         R. "Limited Partners" shall mean the following individuals or entities in their respective capacities as limited partners of the Partnership: those individuals or entities described in Exhibit "A," attached hereto and made a part hereof; those individuals or entities admitted as limited partners of the Partnership on the Conversion Date by reason of their Capital Contributions of the Convertible Notes; and the respective successors and assigns of each of the foregoing individuals or entities.

         S. "Liquidating Event" shall mean the sale, condemnation or exchange of all or substantially all of the facilities of the Partnership used for the Resort and the support thereof, or other transactions which, individually or together with any similar transaction or transactions, result in the disposition of all or substantially all of the facilities of the Partnership used for the Resort and the support thereof and occurs in the course of liquidation of the Partnership or upon and with respect to which event the Partnership is dissolved and wound up and all payments, including payments on any promissory notes, have been received.

         T. "Loan Documents" shall mean all Notes and Security Agreements and all agreements, documents and instruments executed or delivered pursuant thereto, each as amended.

         U. "Major Capital Event" shall mean any event (excluding Operations and a Liquidating Event) arising other than in the ordinary course of the Partnership's business, including, without limitation, the following:

                  (1) The sale of less than substantially all of the facilities of the Partnership used for the Resort and the support thereof;


                  (2) A condemnation of less than substantially all of the facilities of the Partnership used for the Resort and the support thereof;

                  (3) The recovery of damage awards or settlements or insurance proceeds from the loss of or damage to the facilities of the Partnership used for the Resort and the support thereof; and,

                  (4) A borrowing or refinancing of indebtedness in excess of One Million Dollars ($1,000,000).

         V. "Majority Interest" shall mean the Partner or Partners who own more than fifty percent (50%) of the total Partnership Interests. A "Majority Interest of the Partners", other than an excluded Partner, shall mean more than fifty percent (50%) of the Partnership Interests held by the remaining Partners.

         W. "Negative Cash Flow" shall mean the amount by which the Cash Flow of the Partnership for any ninety (90) day period is a negative number.

         X. "Net Revenues" shall mean the Gross Revenues less total Operating Expenses.

         Y. "Nevada Gaming Authorities" shall mean the appropriate agencies of the City of Las Vegas, Nevada, Clark County, Nevada and State of Nevada having jurisdiction and regulatory control over gaming operations of the Partnership or the Resort.

         Z. "Note(s)" shall mean the promissory note or notes executed by the Partnership in favor of any lender including, without limitation, the General Partner and evidencing the loans extended and other financing arrangements for the benefit of the Partnership.

         AA. "Note Purchase Agreements" shall mean the loan agreements dated on or after the date of this Agreement, among the Partnership, Ragan Henry or a company which he controls, and Paul Steelman or a company which he controls, and all other documents executed or delivered in connection with the Convertible Notes.

         BB. "Operating Expenses" shall mean expenses of the Enterprise incurred after the Commencement Date, which expenses are necessary for the operation of the Enterprise and which include, but are not necessarily limited to, the following:

                  (1) The payment of salaries, wages and benefit programs for employees employed in the Enterprise;

                  (2) Materials and supplies for the Enterprise;

                  (3) Utilities;

                  (4) Routine remodeling, repairs and maintenance of the Resort;

                  (5) Insurance and bonding;

                  (6) Advertising and marketing;

                  (7) Compensation to the General Partner for management of the Partnership, calculated based on Gross Revenues;

                  (8) Professional fees;

                  (9) Security costs;

                  (10) Reasonable and necessary travel expenses for employees of the partnership, the Enterprise and of General Partner subject to an approved budget;

                  (11) Equipment costing less than the minimum capitalization amount as determined by the Enterprise;

                  (12) Trash removal;

                  (13) Costs of goods sold;

                  (14) Other expenses designated as Operating Expenses in the annual budget of the Enterprise;

                  (15) Expenses specifically designated as Operating Expenses in this Agreement and ordinarily considered as such in accordance with generally accepted accounting principles ("GAAP");

                  (16) Such other expenses which are determined by an annual audit to be Operating Expenses; and

                  (17) Any taxes (other than income taxes) or fees accruing to any governmental entity.

         The term "Operating Expenses" as used herein specifically excludes interest, depreciation, amortization and income taxes.

         CC. "Operations" shall mean all activities arising in the ordinary course of the Partnership's business which do not constitute a Major Capital Event or Liquidating Event.

         DD. "Partners" shall mean the General Partner and the Limited Partners.

         EE. "Partnership" shall mean The Resort at Summerlin, Limited Partnership, a Nevada limited partnership, the limited partnership governed by this Agreement.

         FF. "Partnership Interest" shall mean the respective interest of each Partner in the Partnership, expressed as a percentage in the capital, income, gains, losses, deductions, tax credits and distributions of the Partnership, and shall include the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement and in applicable law, together with the obligations of such Partner to comply with all terms and provisions of this Agreement and applicable law.

         GG. "Proceeding" shall mean the following:

                  (1) Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative brought by any governmental entity;

                  (2) Any appeal in such an action, suit or proceeding; and,

                  (3) Any governmental or regulatory inquiry or investigation that could lead to such an action, suit or proceeding.

         HH. "Resort" shall mean that certain resort hotel together with the commercial, entertainment and recreational project and support facilities related thereto to be developed by the Partnership.

         II. "Security Agreements" shall mean all security agreements, mortgages, assignments, financing statements and other documents executed on behalf of the Partnership in favor of any lender including, without limitation, the General Partner, in order to grant, evidence, maintain and enforce a lien and security interest in and to all assets of the Partnership, real, personal or mixed tangible or intangible, now owned or hereafter acquired and wherever located, to secure payment of all sums loaned to the Partnership.

          JJ. "Start-up Expenses" shall mean all expenses necessary for the Partnership to prepare for the commencement of the Enterprise Operations and which are not classified as construction costs, costs for the purchase of equipment other than office equipment, working capital or Operating Expenses. Start-up Expenses shall include, but are not limited to, costs to the Partnership for legal and other professional fees incurred on behalf of the Enterprise. Also included are necessary salaries, fees, marketing expenses, training of employees for employment in the Enterprise, supplies, utilities, travel costs and similar expenses necessary to prepare for the commencement of the Enterprise incurred prior to the Commencement Date.

          KK. "Transfers" shall mean the sale, transfer, conveyance, assignment, pledge, hypothecation, mortgage or other encumbrance or disposition of all or any part of a Partnership Interest.

     1.2 Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural, and the plural number shall include the singular, and words denoting gender shall include the masculine, feminine and neuter.

     2.   FORMATION, NAME, PRINCIPAL PLACE OF BUSINESS, PURPOSE AND TERM

     2.1 Formation and Filings. The Partners hereby create and establish a limited partnership pursuant to Chapter 88 of the Nevada Revised Statutes, as amended, known as the Nevada Uniform Limited Partnership Act, (the "Act") for the purposes described herein. The General Partner shall execute, file, record and publish all certificates, notices, statements and other instruments required by law for the formation and operation of the Partnership as a limited partnership in all jurisdictions in which the Partnership conducts business.

     2.2 Name. The business of the Partnership shall be conducted under the name "The Resort at Summerlin, Limited Partnership." The General Partner shall cause the filing and recording of an appropriate assumed name certificate for the Partnership in accordance with applicable statutory requirements in such offices and places as may be required by the laws of the State of Nevada or other applicable law.

     2.3 Principal Place of Business. The principal office and place of business of the Partnership shall be in Las Vegas, Nevada.

     2.4  Purposes. The purposes of the Partnership are as follows:

          A. To acquire land in the planned unit development known as Summerlin ("Summerlin") in the City of Las Vegas, State of Nevada, on which to develop and construct the Resort;

          B. To own, lease in whole or in part, manage, maintain and operate the Resort and support facilities;

         C. To use, lease, rent or license the Resort for such other activities which are compatible with the Resort;

         D. To do any and all other acts and things necessary and incidental to or convenient to carry on the Partnership business as contemplated under this Agreement; and

         E. To have such other purposes as may be determined by the Partners in accordance with Article 4 of this Agreement.

     2.5 Term. The Partnership shall begin as of the date of this Agreement and shall continue until July 1, 2050 or until earlier terminated as provided for in Paragraph 9.1 of this Agreement.

     2.6 Ownership. The Partnership Interest of each Partner shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property or interest owned by the Partnership. Each of the Partners irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership.

     2.7 Limits of Partnership. The relationship between and among the parties hereto or any future Partners shall be limited to the carrying on of the business of the Partnership in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be a limited partnership for the sole and limited purpose of carrying on such business.

     2.8 Powers of Partnership. To accomplish the purposes of the Partnership, the General Partner, acting on behalf of the Partnership, shall have all powers and authority and may take such actions as are permitted the General Partner hereunder.

     2.9 No Partner Responsible for Other Partners' Commitments. No Partner nor the Partnership shall be responsible or liable for any indebtedness or obligation of any other Partner incurred either before or after the execution of this Agreement, except those responsibilities, liabilities, debts and obligations hereafter undertaken or incurred on behalf of the Partnership under or pursuant to the terms of this Agreement or assumed in writing by the Partnership, and for which such Partner is liable under the Act and other applicable law, and each Partner hereby indemnifies and agrees to hold the other Partners and the Partnership harmless from all such obligations and indebtedness except as aforesaid. Nothing in this Paragraph 2.9 shall imply any authority of any Partner to bind the other Partners or the Partnership except as provided in Paragraphs 2.8 and 2.9 of this Agreement. Notwithstanding anything to the contrary herein, unless otherwise provided in the Act, no Limited Partner shall be liable for any of the debts or other obligations of the Partnership.

     2.10 Admission of Additional Limited Partners. The Partnership will issue Convertible Notes in the aggregate amount of Two Million Dollars ($2,000,000) to persons designated by the General Partner, in return for said persons' making loans to the Partnership of amounts equal to one hundred percent (100%) of the principal amounts of such Convertible Notes. Under the terms of the Note Purchase Agreements pertaining to said Convertible Notes, the holders thereof shall be admitted as Limited Partners in the Partnership on the Conversion Date, whereupon said holders will execute this Agreement, as in effect on the Conversion Date. The Note Purchase Agreements shall provide that on the Conversion Date, the holders thereof shall be entitled to Limited Partner Interests pursuant to a designated schedule, and that any portion of the principal of the Convertible Notes that is not treated as a Capital Contribution shall be paid to the holders of the Convertible Notes on the specified maturity date of the Convertible Notes. The Partners hereby irrevocably consent and agree to: (a) the issuance of the Convertible Notes to those holders designated by the General Partner, (b) the issuance of Limited Partner Interests to said holders on the Conversion Date in accordance with the schedule(s) contained in the Note Purchase Agreements, (c) the admission of said holders as Limited Partners effective on the Conversion Date, and (d) the adjustment of the Partnership Interests to account for said issuance of Limited Partner Interests. On the Conversion Date, the General Partner shall execute an acknowledgment of the admission of the holders as Limited Partners, subject to all of the terms, rights and obligations of this Agreement, and the General Partner shall immediately forward the acknowledgment to each holder, who shall then promptly execute the acknowledgment. Notwithstanding the foregoing, any failure of the General Partner or of any holder to execute the acknowledgment shall not prevent any such holder from being admitted as a Limited Partner on the Conversion Date to the extent provided in the Note Purchase Agreements. Prior to the Conversion Date, the holders shall not be treated as Partners, and the amounts loaned to the Partnership shall not be treated as Capital Contributions. On and after the Conversion Date, the holders shall for all purposes be treated as Limited Partners with all terms,rights and obligations as set forth in this Agreement.

          3.  CAPITAL CONTRIBUTIONS AND PARTNERSHIP INTERESTS

     3.1 Partnership Interests. The Partnership Interests of each Partner shall initially be as follows:

          General Partner
          The Resort at Summerlin, Inc.                1%

          Limited Partners
          Seven Circle Gaming Corporation             99%
                                                     ----
                                                     100%

     3.2 Initial Capital Contributions. The Partners shall make initial Capital Contributions in cash to the Partnership upon the execution of this Agreement in the following amounts:

          General Partner
          The Resort at Summerlin, Inc.           $500,000.00

          Limited Partners

          Seven Circle Gaming Corporation    $15,525,628.30

                                    Total    $16,025,628.30

     3.3 Capital Accounts. The Partnership shall establish and maintain a Capital Account for each Partner in accordance with Section 704(b) of the Internal Revenue Code and Treasury Regulations Section 1.704-1(b)(2)(iv) and the principles set forth in Exhibit "C" attached hereto and made a part hereof.

     3.4 Additional Capital Contributions. Each Partner shall make Additional Capital Contributions to the Partnership if recommended by the General Partner and approved pursuant to Paragraph 4.3 of this Agreement. The Additional Capital Contributions shall be in an amount equal to such Partner's pro rata share, based on its respective Partnership Interest. Without limiting the foregoing, upon and after admission to the Partnership on the Conversation Date, each Limited Partner admitted by having contributed to the capital of the Partnership such person's interest in the Convertible Notes (a) shall have the rights and obligations of a Limited Partner as set forth in this Agreement, (b) shall not have any obligations except as set forth in this Agreement and the Note Purchase Agreements, and (c) shall not have any obligation to contribute money or property in excess of its Capital Contribution to the Partnership as provided in the Note Purchase Agreement, except as such obligation is set forth in this Agreement.

     3.5 Failure to Make Additional Capital Contributions. If any Partner (herein called the "Failing Partner") shall fail or refuse to make any Additional Capital Contribution when required, and such failure or refusal shall have continued for a period of five (5) days following the due date therefor, then after the expiration of this five (5) day grace period (herein called the "Failure Date") the other Partners, in proportion to the Partnership Interests of such Partners who exercise the following election (collectively the "Curing Partners") may, at their sole discretion do either or any combination of the following, in addition to any other remedies available at law:

     A. The Curing Partners may loan to the Failing Partner, through an advance to the Partnership on behalf of the Failing Partner, the amount of the Failing Partner's required Additional Capital Contribution, in which event the Failing Partner and its Capital Account shall be credited with such Additional Capital Contribution. Said loan advance shall bear interest at the lesser of
(i) the rate of interest announced by the Wells Fargo Bank, N.A., from time to time, as its prime interest rate, plus three percent (3%) per annum; or (ii) the highest rate permitted by law. Thereafter, all Partnership distributions or withdrawals attributable to the Failing Partner's Partnership Interest shall be paid directly to the Curing Partners pro rata until such time as all such loan amounts so advanced, together with accrued interest thereon, shall have been repaid in full. Further, the Curing Partners shall have and are hereby granted a security interest in and a lien upon the Failing Partner's Partnership Interest to secure the repayment of said loan advances and the accrued interest thereon and shall have all rights to which a secured party is entitled under the Nevada Uniform Commercial Code, as amended, including, without limitation, the right to have the Failing Partner sign any documents necessary to perfect a security interest, and the right to foreclose and to sell the collateral at public or private sale.

         B. The Curing Partners may make the Failing Partner's required Additional Capital Contribution, in which event the Failing Partner's Partnership Interest shall be reduced and the Curing Partners' Partnership Interest shall be correspondingly increased so that their Partnership Interests will be in the same ratio as their Capital Accounts after the Capital Accounts of the Curing Partners are credited with the Additional Capital Contribution made by the Curing Partners pursuant to this Paragraph 3.5.

         C. At any time there is a dilution of Failing Partner's Partnership Interest pursuant to Paragraph 3.5 B of this Agreement, such Failing Partner shall have the option of restoring its Partnership Interest by payment to the Curing Partners of the Additional Capital Contribution paid by such Curing Partners on behalf of such Failing Partner plus an amount equal to the interest that would be due thereon under the provisions of Paragraph 3.5 A of this Agreement if the Curing Partners had elected to make a loan to the Failing Partner, provided such payment is made no later than ninety days (90) following the subject dilution.

     3.6    Other Matters Relating to Capital Contributions.

         A. Loans by any Partner to the Partnership shall not be considered contributions to the capital of the Partnership.

         B. No Partner shall be required to make any contributions to the capital of the Partnership except to the extent expressly provided by this
Article 3.

         C. Except as provided in this Agreement, no Partner shall be entitled to withdraw, or to obtain a return of, any part of its contribution to the capital of the Partnership, or to receive property or assets other than cash in return thereof (when and if provided hereby), and no Partner shall be liable to any other Partner for a return of its contributions to the capital of the Partnership. Any return of such Capital Contribution or Capital Account shall be made solely from the assets of the Partnership (including the Capital Contributions of the Partners) and only in accordance with the terms hereof, and no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

         D. No Partner shall be entitled to priority over any other Partner, either with respect to a return of its contributions to the capital of the Partnership, or to allocations of taxable income, gains, losses or credits or to distributions, except as provided by this Agreement.

         E. The Partnership shall first apply contributions of capital to meet any cost or expense incurred in connection with the formation of the Partnership, including but not limited to legal, accounting, management, and development costs, selling commissions, financial advisory and financing fees, planning and design costs, taxes, and any sums however advanced by or on behalf of the General Partner or the Partnership in connection therewith, and then apply the remainder to working capital of the Partnership.

         F. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note as a Capital Contribution shall not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Section 1.704-(1) (b) (2) (iv) (d)
(2) of the Treasury Regulations.

     3.7 Deficit Capital Account Balance.

         A. A Capital Account may indicate a negative balance resulting from distributions and allocations made in accordance with this Agreement. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have any obligation to the Partnership arising solely from the existence of a negative balance in its or his Capital Account.

         B. Upon liquidation of the Partnership, each General Partner with a deficit balance in its Capital Account, as determined after taking into account all Capital Account adjustments (other than those made pursuant to the requirements of this Paragraph 3.7) for the Partnership taxable year during which the liquidation occurs, shall have an obligation to restore such deficit balance and to make a contribution to the capital of the Partnership within ninety (90) days after the date of such liquidation in an amount equal to its deficit Capital Account balance which amount shall be paid to the creditors of the Partnership or distributed to the other Partners in accordance with their positive Capital Account balances.

     3.8 Minimum Capital Account Balance. The General Partner shall maintain a minimum Capital Account balance of not less than one percent (1%) of the total positive Capital Account balances of all Partners, except if no Limited Partner Capital Account has a positive balance, then the General Partner need not maintain a positive Capital Account balance for purposes of this Paragraph 3.8.

     3.9 Loans By General Partner. The General Partner may advance money on a secured or unsecured basis to the Partnership in its sole discretion. All funds other than Capital Contributions advanced by the General Partner to satisfy Partnership debts or obligations, if expressly designated as advances, shall be considered loans by the General Partner to the Partnership. All such loans, including those made pursuant to Paragraph 4.4, shall be payable on demand after one hundred eighty (180) calendar days and shall bear interest at the prime rate of interest published in the Wall Street Journal on the business day preceding the date of the loan in question plus two percent (2%) per annum (provided that the annual interest rate shall not be less than nine percent (9%), nor greater than the maximum rate of interest chargeable in the State of Nevada).

     3.10 Loans By Limited Partners. A Limited Partner may advance money on a secured or unsecured basis to the Partnership only upon the written request of the General Partner; provided, however, the General Partner shall notify all Limited Partners in writing of any proposed Limited Partner loan and the terms thereof at least thirty (30) days prior to closing the loan. All Limited Partners shall have the right to participate in funding such loan to the Partnership on a pro rata basis according to the respective Partnership Interests of those Limited Partners committed to funding such loan. A Limited Partner shall notify the General Partner in writing within twenty (20) days of the General Partner's delivery of notice of the proposed loan of its or his commitment to participate, which commitment shall be irrevocable and binding; otherwise, failure to timely respond in writing will be deemed election not to participate. Unless otherwise agreed, the terms of any such loans shall be as set forth in Paragraph 3.9.

                         4. MANAGEMENT OF THE PARTNERSHIP

     4.1 Organization and Meetings of the Partnership. Meetings of the Partnership may be called by the General Partner at any time and shall be called upon the written request of the Partners owning a Majority Interest. In either event, the General Partner shall send a notice to all Partners. The notice shall state the nature of the business to be transacted and shall be accompanied by a proxy and sufficient information to permit the Limited Partners to make an informed judgment. No other business shall be considered without the unanimous consent of all Partners. The meeting will be held not less than thirty (30) or more than sixty (60) days from the date of the notice from the General Partner and shall be at a reasonable time as determined by the General Partner. The Partners may vote upon any matter by written consent or consent signed by the requisite portion of the Partners. Notwithstanding the above, there shall be at least one meeting of the Partnership held the second (2nd) month of each calendar quarter at a time and place determined by the General Partner and generally convenient to all of the Partners.

    4.2 Rights and Duties of the General Partner. Subject to Paragraph 4.3 of this Agreement, the General Partner shall have full and complete authority and discretion in the management and control of the affairs of the Partnership; shall make all decisions affecting Partnership affairs; and perform, when appropriate in its judgment, any and all acts customary or incident to the management of the Partnership business. Without limiting the foregoing powers, it is hereby agreed that the General Partner, on behalf of and at the cost and expense of the Partnership may, without the necessity of consent or joinder by the Limited Partners:

         A. Take all actions necessary to apply for, secure and maintain all the necessary approvals for the acquisition, development, construction and operation of the Resort.

         B. Decide upon and oversee the financing, operation and management of the Resort within the financial parameters imposed by the Budget. In addition, it shall have the rights and powers required or appropriate to the financing, operations and management of the business of the Partnership, including:

                  (1) Employing or retaining such accountants, attorneys, managers, agents and other management or service personnel as may from time to time be necessary to carry on the business of the Partnership; and

                  (2) Commencing, defending and settling litigation.

         C. The General Partner shall be required to devote only such time to the performance of its duties and obligation hereunder as it shall, in its discretion, determine to be necessary or advisable.

     4.3 Major Decisions. In addition to any decisions for which this Agreement expressly requires the approval of the Partners owning a Majority Interest, the following decisions of the Partnership shall require the approval of Partners who own at least seventy-five percent (75%) of the total Partnership Interests ("Major Decisions"):

         A. An election by the Partnership under Section 6231 of the Internal Revenue Code to have the tax treatment of the Partnership items determined at the Partnership level under Section 6221, et seq.:

         B. The Transfer by a Partner of all or part of its Partnership Interest, except as provided for in Articles 3 and 7 of this Agreement;

         C. The merger or consolidation of the Partnership with any other entity, except if such merger or consolidation is taking place for the purpose of doing a sale of equity or debt for a public offering in which case the Partners owning a Majority Interest shall agree;

         D. Any additional financing or refinancing for which any Partner or the assets of the Partnership is liable, except for financing provided by or arranged by the General Partner for the construction of the Resort or for the Start-up Expenses;

         E. The sale or disposition of the Resort or any other structures or businesses operated in conjunction therewith, except if such sale or disposition is taking place for the purpose of issuing equity or debt for a public offering in which case the Partners owning a Majority Interest shall agree;

         F. The dissolution and termination of the Partnership or any Liquidation Event;

         G. The amount of cash reserves in excess of those amounts required by any regulatory agency necessary to retain sufficient working capital in the Partnership;

         H. The approval of the operating plan to be prepared by the General Partner;

         I. The approval of the Budget for each fiscal year to be prepared by the General Partner;

         J. The call for Additional Capital Contributions;

         K. The selection of any change in the Partnership's principal place of business;

         L. The amendment of this Agreement;

                  M. The execution on behalf of the Partnership of any Loan Documents in favor of the General Partner; and


                  N. The admission of additional partners or expulsion or involuntary withdrawal or liquidation of a Partner.

         4.4 Start-Up Expenses. From time to time prior to the Commencement Date, General Partner has agreed, to arrange for or provide to the Partnership for use by the Partnership and Enterprise a sum not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) for necessary Start-up Expenses. Advances under this Paragraph 4.4 shall be made only upon adequate documentation that an obligation has been incurred and such obligation is currently due and owing and after review by General Partner. Any amounts provided for Start-up Expenses under this Paragraph 4.4 shall be deemed advanced pursuant to, payable under, secured by and accruing interest from the date of advance and at the rate set forth in a Note and such other Loan Documents as General Partner may require and shall be due upon receipt by the Partnership of permanent financing for the Resort.

         4.5 Payment of Costs and Expenses. The Partnership shall be responsible for paying all costs and expenses of forming and continuing the Partnership, owning, operating and holding the Resort and conducting the business of the Partnership, including, without limitation, costs of utilities, costs of furniture, fixtures, equipment and supplies, insurance premiums, property taxes, advertising expenses, accounting costs, legal expenses, office supplies and travel expenses. If, subsequent to the effective date of this Agreement, any such budgeted costs and expenses are paid by a Partner, or any of its Affiliates, on behalf of the Partnership, then the Partner (or its Affiliates) shall be entitled to be reimbursed for such payment so long as such cost or expense is reasonably necessary and is reasonable in amount.

         4.6 Compensation. Within thirty (30) days after the end of each calendar month of Operations, the General Partner shall calculate and report to the Partnership the Gross Revenues, Operating Expenses and Net Revenues of the Partnership for the previous month's operations and the year's operations to date. The General Partner shall distribute to itself three percent (3%) of the monthly Gross Revenues and six percent (6%) of the monthly Net Revenues within said thirty (30) day period as compensation for management of the Partnership. The maximum amount of compensation payable to the General Partner in any calendar month, however, shall not exceed ten percent (10%) of the monthly Gross Revenues.

         4.7 Liability. The General Partner and the other Partners shall perform their duties under this Agreement with ordinary care and prudence and in a manner reasonable under the circumstances. Neither the General Partner nor any other Partner shall be liable to the Partnership or the other Partners for any loss or liability caused by any act authorized hereunder, or by the failure to do any act, unless such loss or liability arises from that Partner's willful misconduct, gross negligence or fraud as to the Partnership or the other Partners. Except as provided by the foregoing, in no event shall a Partner or the General Partner be liable if, in good faith, it determined that the action authorized hereunder or lack of action giving rise to the loss was in the best interests of the Partnership or if the action or lack of action giving rise to the loss was based on the advice of legal counsel.

         4.8 Indemnification. The Partnership hereby indemnifies and holds harmless the person or entity who is or was a Partner (and its Affiliates) against any and all losses, costs, expenses (including reasonable attorney's fees), penalties, taxes (except personal or corporate income taxes on Partnership distributions), fines, settlements, damages and judgments resulting from the fact that the Partner was or is threatened to be named as a defendant or respondent in a Proceeding because such party was or is a Partner in the Partnership. However, this indemnification shall in no event be applicable to a Proceeding in which the Partner has been found liable for willful misconduct, gross negligence or fraud in the performance of the Partner's duty to the Partnership or the Partners. In addition, this indemnification shall be limited to the assets of the Partnership and shall not obligate the individual Partners in their respective assets outside of the Partnership.

         4.9 Power of Attorney. By the execution of this Agreement, or a counterpart hereof, each Limited Partner does irrevocably constitute and appoint the General Partner and any successor thereto, with full power of substitution, as such Partner's true and lawful attorney-in-fact and agent with full power and authority to act in his name, place and stead in the execution, acknowledgment, swearing to, delivering, filing and recording of all certificates and other documents which the General Partner deems necessary or reasonably appropriate:

                  A. To qualify or continue the Partnership as a limited partnership in any jurisdiction in which the Partnership conducts business;

                  B. To reflect a change in the identity of any Partner, or an amendment of this Agreement made pursuant to Paragraph 11.3 of this Agreement;

                  C. To effect the conveyance of any Partnership Interest pursuant to Article 7 of this Agreement or as otherwise permitted or required herein and to reflect the substitution of a Partner in connection therewith; or

                  D. To reflect the dissolution and termination of the Partnership after same has been dissolved and terminated in accordance herewith.

         The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, incompetency or legal disability of any Limited Partner, and shall be binding on any assignee or vendee of a Limited Partners' Partnership Interest hereunder, or any portion thereof, including, without limitation, the distributive rights relating thereto.

         4.10 Transactions with Affiliates. Any Partner or any Affiliate of any Partner shall have the right to contract or otherwise deal with the Partnership for the sale of goods or performance of services if:

                  A. Compensation paid or promised for such goods or services is reasonable and is paid only for goods or services actually furnished to the Partnership;

                  B. The goods or services to be furnished shall be reasonable for, and necessary to, the Partnership; and

                  C. The terms for the furnishing of such goods or services shall be at least as favorable to the Partnership as would be obtainable in any arm's length transaction.

                  D. The parties to this Agreement hereby agree that the terms and conditions of the Casino Lease between the Partnership and Seven Circle Resorts of Nevada, Inc., a Nevada corporation, attached hereto as Exhibit "B" and made a part hereof are in compliance with this Paragraph 4.10.

                        5. ALLOCATIONS AND DISTRIBUTIONS

         5.1 Allocation of Net Income and Net Loss. Net income and net loss for each fiscal year shall be determined by the General Partner and shall be audited by the independent accountants of the Partnership in accordance with the method of accounting and the books and records of the Partnership. Except as otherwise provided in this Agreement (including Exhibit "C" hereto), items of income, gain, loss and deduction shall be allocated among the Partners in accordance with their Partnership Interests.

         5.2 Allocation of Capital Gain. Any capital gain realized by the Partnership with respect to a Major Capital Event or a Liquidating Event shall be allocated as follows: (a) first, to those Partners having deficit Capital Account balances (computed after taking into account allocations of net income and net loss (excluding such gain) for the fiscal year in which such event occurred and allocations of distributable Cash Flow (excluding cash attributable to such event)), ratably in proportion to, and to the extent of, such deficit balances; (b) second, to and among those Limited Partners whose Capital Account balances are less than the aggregate balance of such Partners' Capital Contributions, pro rata according to the differences between respective Capital Accounts and contributions balances, until such differences are eliminated; and
(c) finally, among the Partners so as to produce, as nearly as possible, Capital Accounts for the Partners that will result in the distributions being made, when distributed in accordance with positive Capital Account balances, in the manner, proportion and order of priority set forth in Paragraph 5.3.

         5.3 Distribution of Cash Flow. Unless otherwise agreed by the Partners who own at least seventy-five percent (75%) of the total Partnership Interests, the Partnership shall distribute Cash Flow, if available, quarterly to the Partners within thirty (30) days following the end or each quarter. Notwithstanding the frequency or amounts of distributions, Cash Flow shall be distributed as follows:

                  A. First, to repay loans of a Partner or an Affiliate to the Partnership, other than any long-term secured construction loan.

                  B. Thereafter, to the Partners in accordance with their Partnership Interests.

         5.4 Distributions Upon Liquidation of the Partnership. Upon dissolution of the Partnership, the assets and properties of the Partnership shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order of priority:

                        (1) To the payment of debts and liabilities of the Partnership (including amounts owed to Partners or former Partners), with those debts and liabilities which have been borrowed from, or which are guaranteed by, a Partner or an Affiliate being paid first;

                        (2) To set up any reserves which the General Partner deems reasonably necessary for contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the business of the Partnership, with such reserves to be distributed in the manner provided in (4) below at the expiration of such period as the Partners who own at least seventy-five percent (75%) of the total Partnership Interests deem advisable;

                        (3) To the expenses of the liquidation; and

                        (4) After all Capital Account adjustments for the Partnership's taxable year in which the liquidation occurs (including, without limitation, adjustments required under Treasury Regulations Section 1.704-1(b)(2)(iv)(c), relating to distributions in kind), to the Partners in accordance with each Partner's positive Capital Account balance properly adjusted under Article 5 to result, to the extent possible, in distributions being made to the Partners in accordance with their Partnership Interests.

         5.5 Liquidation of Partner's Interest. If a Partner's interest in the Partnership is to be liquidated, liquidating distributions shall be made in accordance with the positive Capital Account balance of such Partner, as determined after taking into account all Capital Account adjustments for the Partnership's taxable year during which such liquidation occurs, by the end of the taxable year, or if later, within one hundred and eighty (180) days after the date of such liquidation. Where a Partner's interest is to be liquidated by a series of distributions, such Partner's interest shall not be considered liquidated until the final distribution has been made. For purposes of this Paragraph 5.5, a liquidation of a Partner's interest in the Partnership means the termination of the Partner's entire interest in the Partnership by means of a distribution or series of distributions to the Partner by the Partnership, the determination of which shall be made by the Partners who own at least seventy-five percent (75%) of the total Partnership Interests.

         5.6 Distributions.

                  A. Prior to a distribution by the Partnership to a Partner, the Capital Accounts of the Partners shall be adjusted in the manner described in Exhibit "C."

                  B. If any assets of the Partnership are distributed to the Partners in kind, the Partners shall own and hold the same as tenants in common.

         5.7 Additional Tax Allocation Provisions.

                  A. Notwithstanding anything to the contrary contained herein or to the extent required by law, items of income, gain, loss and deduction with respect to property, other than cash, contributed to the Partnership by a Partner or with respect to an adjustment to the Partners' Capital Accounts to reflect a revaluation of the Resort, shall be allocated among the Partners so as to take into account the variation between the basis of the property to the Partnership and its fair market value at the time of contribution or, in the case of a revaluation of the Resort, the variation between the basis of the Resort to the Partnership at its fair market value of the date of revaluation, as provided in Section 704(c) of the Internal Revenue Code and Regulations thereunder and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and as more fully described in Exhibit "C" attached hereto.

                  B. As between a Partner who has transferred all or part of its interest in the Partnership and its transferee, all items of income, gain, loss and deduction, for any year shall be apportioned on the basis of the number of days in each such year that each was the holder of such interest (making any adjustments necessary to comply with the provisions of Section 706(d)(2) of the Internal Revenue Code), without regard to the results of the Partnership's operations during the period before and after the date of such Transfer. However, if both the transferor and transferee consent thereto, and if the transferor and transferee compensate the Partnership for any additional accounting costs necessitated by such interim closing of the Partner's books a special closing of the books shall be had as of the effective date of such Transfer and the apportionment of items of income, gain, loss and deduction, shall be made on the basis of actual operating results. In the case of a Paragraph 3.5 dilution pursuant to Article 3 of this Agreement, a special closing of the books shall be had as of the effective date of the dilution, and the apportionment of items of income, gain, loss and deduction shall be made on the basis of actual operating results before and after such date. Notwithstanding the above, gain or loss resulting from a Major Capital Event or Liquidating Event shall be allocated only to those persons who are Partners as of the date on which such transaction is consummated.

                  C. If a Transfer of an interest in the Partnership results in a termination of the Partnership for Federal income tax purposes under Section 708(b)(1)(B) of the Internal Revenue Code (or any successor provision thereto), a Partner's portion of any constructive liquidating distribution deemed to occur under Treasury Regulations Section 1.708-1(b)(1)(iv) (or any similar or successor provision) shall be determined in accordance with the Capital Accounts of the Partners after taking into account all Capital Account adjustments for the Partnership's taxable year ending on the date of such deemed termination.

                  D. Tax Return Adjustments. In the event of an adjustment to the tax return of the Partnership (including adjustments that result from an amended return, request for administrative adjustment, or an audit by the Internal Revenue Service or other taxing authority), the allocations under Articles 3 and 5 shall be redetermined to take into account such adjustment as if it had been made at the time of the original allocations. The Partners agree to report on their respective tax returns such Partnership items on a basis consistent with the adjustment at the Partnership level.

                                6. FISCAL MATTERS

         6.1 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

         6.2 Books and Records. The General Partner shall keep, or cause to be kept, at the expense of the Partnership, full and accurate books and records of all transactions of the Partnership in accordance with generally accepted accounting principles, consistently applied. All of such books and records shall, at all times, be maintained at the principal place of business of the Partnership and the Partners shall have the right to inspect and copy or audit any of them, at their own expense, during normal business hours provided that such inspection, copying or auditing may not unreasonably interfere with the Operations of the Partnership.

         6.3 Reports and Statements.

                  A. Within ninety (90) days after the end of each fiscal year of the Partnership, the General Partner shall, at the expense of the Partnership, cause to be delivered to each Partner such financial statements and such other information as the General Partner believes to be necessary for the Partners to be advised of the financial status and results of operations of the Partnership.

                  B. The General Partner shall report to the Partners any significant development materially adversely affecting the Partnership, its business, property or assets, as soon as practicable following the occurrence of such development.

                  C. By the fifteenth (15th) day of the second (2nd) calendar month in each quarter of the fiscal year, the General Partner shall provide to each Partner an operating statement for the Resort. The operating statements shall be prepared by the General Partner and shall set forth all revenues and expenses of the Partnership for the prior quarter of the fiscal year, a comparison of such revenues and expenses with those provided for in the Budget, and an explanation of each item which, year to date, varies fifteen percent (15%) or more from the Budget.

         6.4 Audit. Any of the Partners with at least a twenty-four percent (24%) Partnership Interest shall be entitled to require an audit of the books and records of the Partnership to be conducted at any time (but not more frequently than once each calendar year) with any resulting audited financial statements to be distributed to all the Partners when available. Any such audit so required shall be conducted at the expense of the Partnership.

         6.5 Tax Returns. The General Partner shall cause to be prepared for delivery to the Partners on or before April 15 of each year or any extensions granted therefore, at the expense of the Partnership, all Federal and any required State and local income tax returns for the Partnership for the preceding fiscal year. In the event of an audit of the Partnership's income tax returns, the General Partner shall retain, at the expense of the Partnership, accountants and other professionals to participate in such audit in order to contest assertions by the auditing agent or agency that may be materially adverse to the Partnership or the Partners.

         6.6 Bank Accounts. The General Partner, in the name of the Partnership, shall open and maintain a Partnership bank account or accounts in a bank or savings and loan association, the deposits of which are insured by an agency of the United States Government, in which shall be deposited all funds of the Partnership. There shall be no commingling of the property and assets of the Partnership with the property and assets of any other party.

         6.7 Tax Elections. Subject to Paragraph 4.3 of this Agreement, the General Partner shall be entitled to determine all Federal income tax elections available to the Partnership.

                      7. TRANSFERS OF PARTNERSHIP INTERESTS

         7.1 Restrictions on Transfers. No Partnership Interest shall be transferred without the written consent of the Partners owning at least seventy-five percent (75%) of the total Partnership Interests, except as expressly permitted under the terms and provisions of this Article 7. Any attempted Transfer in contravention of this Article shall be void and shall not bind or be recognized by the Partnership. In addition, none of the Partners nor any equity holder thereof, shall be permitted to Transfer any of its or their interest in the Partnership or transfer any of its or their interest in such Partner without the prior written approval of the Partners owning at least seventy-five percent (75%) of the total Partnership Interests owned by the non-transferring Partners which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Partner shall have the right within ninety
(90) days of the date of the execution of this Agreement to Transfer their entire Partnership Interest to a newly formed entity, provided that such Transferring Partner shall, legally and beneficially, own one hundred percent (100%) of the equity of the new entity. In such event, the new entity will be the substitute Limited Partner.

         7.2 Prohibited Transfers.

                  A. No Transfers of any Partnership Interest in whole or in part will be permitted if such Transfer, when considered with all other transfers of Partnership Interests within the previous twelve (12) months, would cause the termination of the Partnership for federal income tax purposes or cause the Partnership to be taxed other than as a partnership. Counsel for the Partnership may give its opinion to the General Partner as to whether or not such Transfer would cause the termination of the Partnership for federal income tax purposes and the opinion shall be conclusive and binding upon all Partners.

                  B. No Partnership Interest or any portion thereof shall be transferred to a minor or an incompetent person.

                  C. No Transfer of any Partnership Interest of any Partner shall be permitted without the prior written consent of the General Partner if such Transfer requires the consent of a third party under any agreement to which the Partnership is a party.

                  D. No Partnership Interest or portion thereof shall be transferred in violation of, or without first complying with, to the satisfaction of the Partnership's counsel, all applicable state and federal securities laws.

         7.3 Right of First Refusal.

                  A. Unless such Transfer is prohibited by Paragraphs 7.1 or 7.2 of this Agreement, should any Partner receive from a single third party which is not an Affiliate ("Offeror") a bona fide offer ("Offer") in writing signed by the Offeror for the purchase of all or a part of such Partner's Partnership Interest ("Offered Interest"), then the Partner who received such Offer ("Selling Partner") shall, if it wishes to accept the Offer, promptly forward a true and correct copy thereof to the other Partners ("Non-Selling Partner(s)") within ten (10) days of the date of the receipt of the Offer. The Offer shall be sent by certified or registered mail, return receipt requested. The Non-Selling Partner(s) shall have the exclusive right and option for thirty (30) days following the receipt of said Offer to purchase all, but not less than all, of the Offered Interest on the terms and conditions set forth in the Offer. The Non-Selling Partner(s) shall exercise this option to purchase the Offered Interest and thereby accept the Offer of the Selling Partner by actual delivery of a written notice of election to the Selling Partner, within the aforesaid thirty (30) day period, by sending such written notice of election by certified or registered mail, return receipt requested, properly stamped and addressed to the address of the Selling Partner or by hand delivery or said notice with proper receipt therefor. Each Non-Selling Partner shall be deemed to have elected to not purchase the Offered Interest if it fails to timely provide written acceptance.

                  B. Each Non-Selling Partner who elects to so purchase the Offered Interest pursuant to the Offer (an "Electing Partner") shall have the right to purchase that proportion of the Offered Interest which the Partnership Interest owned by such Electing Partner bears to the total Partnership Interests owned by all Electing Partners. An Electing Partner shall be obligated to close no later than ninety (90) days after the date of the Offer. The closing of said purchase shall take place at the office of the Partnership.

                  C. If the Non-Selling Partner(s) do not elect to purchase all of the Offered Interest, the Selling Partner may sell the Offered Interest; provided, however, that the sale (i) is not prohibited by Paragraph 7.2 of this Agreement; (ii) shall not be made at a price lower than the price offered to the Non-Selling Partner(s); (iii) is not made to any person other than the original Offeror, (iv) is on the same terms and conditions as those specified in the Offer; and (v) is consummated within ninety (90) days after the lapse of all options arising in connection with the Offer.

                  D. If the Offeror, the terms or conditions of the proposed sale are changed or such Offered Interest has not been sold prior to the lapse of the aforesaid ninety (90) day period, the Selling Partner must make a new Offer, pursuant to the procedures in this Paragraph 7.3, to the Non-Selling Partner(s) prior to selling such Offered Interest.

         7.4 Exception for Transfers to Other Partners or Affiliates. Unless a Transfer is prohibited by Paragraph 7.2 of this Agreement, then notwithstanding the provisions of Paragraph 7.3 of this Agreement (dealing with Right of First Refusal), a Partner may transfer all or any part of its Partnership Interest to an Affiliate of the same Partner or to another Partner, subject to the condition that such transferee shall be bound by all the terms and conditions of this Agreement.

         7.5 Involuntary Transfers.

                  A. If at any time there is an involuntary Transfer of a Partnership Interest (which shall be defined as any Transfer other than by a sale for consideration to a bona fide third party or a Transfer pursuant to Paragraph 7.4 of this Agreement), then the remaining Partners shall have the right to acquire the Partnership Interest to be transferred based upon the procedures set forth in Paragraph 7.3 of this Agreement, except that the purchase price shall be as determined in Subparagraph B of this Paragraph 7.5.

                  B. The fair market value of the Partnership's assets shall be determined as follows:

                        (1) First, by agreement between the disqualified Partner and the remaining Partners;

                        (2) If no agreement as to the value can be reached within the ten (10) business days ("Valuation Period"), the disqualified Partner and remaining Partners shall each appoint, by written notice to the other, an appraiser (which appraiser must be an investment banking firm, a nationally recognized appraisal firm or a nationally recognized accounting firm). If either party fails to appoint such appraiser within the ten (10) days following the Valuation Period, then the appraiser who is appointed shall select a second appraiser who is also an investment banking, appraisal or accounting firm. The two (2) selected appraisers shall proceed to determine the fair market value of the Partnership (including a going business concern value); and

                        (3) If the two (2) appraisers are unable to agree upon a fair market value, then they shall jointly appoint a third (3rd) appraiser meeting the required qualifications and the fair market value shall be that amount upon which any two (2) of the three (3) appraisers agree or if no such agreement is reached, that fair market value which represents the average of the two (2) fair market values determined by the appraisers which are numerically closest to one another, or, if all fair market values are numerically equidistant, the average of all three (3) such fair market values. The disqualified Partner and the remaining Partners shall have the responsibility for paying the appraiser who was, or who should have been appointed by such Partner, and each shall pay one-half (1/2) of the costs and expenses of the third appraiser if one is appointed.

         All Partners agree to cooperate fully with the appraisers making the determination of the fair market value of the Partnership's Assets and further agree to furnish the appraisers such documentation and information covering the assets of the Partnership being appraised as may be requested by said appraisers.

         7.6 Assumption by Transferee. Any transferee to whom all or any part of a Partnership Interest may be transferred pursuant to this Agreement shall take such Partnership

Interest subject to all of the terms and conditions of this Agreement and shall not be considered to have title thereto until said transferee shall have accepted and assumed the terms and conditions of this Agreement by a written agreement to that effect delivered to the other Partners, at which time such transferee shall be admitted as a substitute Partner and shall succeed to all rights of its transferor except as such rights may be otherwise limited by other provisions of this Agreement. Anything contained in this Paragraph 7.6 to the contrary notwithstanding, the assumption by the transferee of the Partnership Interest being transferred shall not relieve the transferor of such Partnership Interest of its obligations hereunder unless such transferor is released by written consent of a Majority in Interest of the non-transferring Partners or the transfer was made pursuant to Paragraph 7.3 of this Agreement.

         7.7 Cost of Transfers. The transferor and, if it fails or refuses to do so, then the transferee, of any Partnership Interest shall reimburse the Partnership for all costs incurred by the Partnership resulting from any Transfer.

         7.8 Changes in the General Partner. Except as provided herein, the General Partner shall not withdraw from the Partnership without the prior consent of the Limited Partners owning at least fifty percent (50%) of the Partnership Interests held by the Limited Partners. If, upon withdrawal of the General Partner, there is no General Partner then remaining, no substitute General Partner may be admitted to the Partnership without the consent of the Limited Partners owning at least seventy-five percent (75%) of the Partnership Interests held by the Limited Partners.

                            8. OWNERSHIP OF A PARTNER

         8.1 Restrictions on Stock Ownership. Each corporate Partner agrees to adopt by an amendment to their respective Articles of Incorporation, by amendment to their bylaws and by shareholder agreement, and each non corporate Partner agrees to adopt by an amendment to their respective organizational documents, as may be required to create a valid and binding obligation on their shareholders or partners as the case may be that their shares or interests in the respective companies shall be subject to the requirements set forth in
Article 7 and Article 8 of this Agreement as if such shares or interests were direct interests in the Partnership, with the exception that such shareholders or partners shall be free to transfer their shares or interests to currently existing at the date of this Agreement shareholders or partners in the respective companies without complying with Paragraph 7.3 of this Agreement (dealing with the Right of First Refusal).

         8.2 Permitted Transfers to Specified Parties. Unless a Transfer is prohibited by Paragraphs 7.2 A or C of this Agreement, then notwithstanding the provisions of Paragraphs 7.3 and 8.1 of this Agreement, a shareholder of a Partner may transfer all or any part of its shares in the Partner to an Affiliate of such shareholder or Partner, another shareholder in that same Partner, his spouse, his parents, his children, his grandchildren, his brothers, his sisters or to a trust for the benefit of any of the aforementioned parties. A permitted Transfer may be by will, by intestate succession or by inter vivos transfer. A Transfer pursuant to this Paragraph 8.2 shall not relieve the original transferor from any of its obligations to the Partnership under this Agreement.

                                 9. DISSOLUTION

         9.1 Dissolution.

                  A. It is the intention of the Partners that the business of the Partnership be continued by the Partners, or those remaining, pursuant to the provisions of this Agreement, notwithstanding the occurrence of any event which would result in a statutory dissolution of the Partnership pursuant to the laws of the State of Nevada, and no Partner shall be released or relieved of any duty or obligation hereunder by reason thereof; provided, however, that the business of the Partnership shall be terminated, its affairs wound-up and its property and assets distributed in liquidation on the earlier to occur of:

                        (1) The expiration of the term of the Partnership;

                        (2) A determination by all of the Partners that the business of the Partnership should be terminated;

                        (3) The liquidating bankruptcy of the Partnership;

                        (4) Subject to the provisions of Paragraph B below, the death, incompetency, bankruptcy, insolvency, withdrawal or removal from the Partnership of any Partner; or

                        (5) The date upon which a Liquidating Event occurs and all payments are received.

     For purposes of this Agreement, bankruptcy shall be deemed to have occurred when the party in question files a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or an order for relief under Title II of the United States Code Annotated is entered against it, and insolvency shall be deemed to have occurred when the party in question admits in writing that its assets are insufficient to pay its liabilities as they mature.

                  B. Upon the occurrence of any event set forth in Subparagraph
(4) of Paragraph A above, the business of the Partnership shall be continued pursuant to the provisions of this Agreement if, within a period of ninety (90) days from the date of such occurrence, all of the Partners other than the subject bankrupt Partner shall elect in writing that it be so continued. The former Partner shall retain and be entitled to its share of profits, losses, distributions and capital associated with the Partner's Partnership Interest.

         9.2 Wind-Up of Affairs. As expeditiously as possible following the occurrence of an event giving rise to a termination of the business of the Partnership, the General Partner shall wind-up the affairs of the Partnership, sell its property and assets for cash at the highest price reasonably obtainable and distribute the proceeds in accordance with Paragraph 5.3 of this

Agreement in liquidation of the Partnership. In no event shall there be a distribution of the property and assets of the Partnership in kind, unless the Partners owning at least seventy-five percent (75%) of the total Partnership Interests approve such distribution.

                    10. APPROVAL OF NEVADA GAMING AUTHORITIES

         Notwithstanding anything contained in this Agreement to the contrary, in no event shall the Partnership or any Partner manage, conduct or derive revenue from any gaming activity at the Resort unless and until the Partnership and/or such Partner shall receive all requisite licenses and approvals of the Nevada Gaming Authorities. Furthermore, notwithstanding anything contained in this Agreement to the contrary, a Partner shall be expelled from the Partnership in the event that (i) such expulsion is required by any of the Nevada Gaming Authorities; (ii) if, after the initial receipt by a Partner of any requisite license, permit or approval from the Nevada Gaming Authorities, the ownership of the Partnership Interest by such Partner will, as evidenced by written communications from any of the Nevada Gaming Authorities, in the reasonable opinion of General Partner, materially preclude or unduly delay the issuance of, or result in the imposition of unduly burdensome terms and conditions on, or revocation of, any liquor, gaming, or other license, permit or approval necessary or appropriate to the proposed, contemplated or actual Operations; provided, however, that this clause (ii) shall not be applicable if such Partner shall, within a reasonable period of time after receipt of written notice from the General Partner specifying in detail the nature of the issues involved hereunder, remedy the situation to the satisfaction of the applicable Nevada Gaming Authorities prior to any further adverse action by the Nevada Gaming Authorities, such remedy may include, without limitation, the Transfer of the Partnership Interest of such Partner; (iii) in the event the General Partner determines in its sole and absolute discretion that the Partnership and each Partner should file an application for a permit, license or approval from the Nevada Gaming Authorities, the failure to promptly file and diligently prosecute any such license, permit or approval on the part of any Partner; or (iv) the failure to obtain any requisite permit or approval based on suitability from the Nevada Gaming Authorities within eighteen (18) months of the date of filing the application for such approval, unless an extension of time is granted by a majority vote of the Partners owning seventy-five percent (75%) or more of the total Partnership Interests. In the event that a Partner is expelled pursuant to this Article 10, then such expulsion shall be treated as an involuntary Transfer of a Partnership Interest in accordance with Paragraph 7.5 of this Agreement.

                                11. MISCELLANEOUS

         11.1 Investment Representation. Each Partner represents and warrants that it acquired its Partnership Interest hereunder for its own account with no view to the resale or any other distribution thereof in violation of applicable Federal or State laws. No Partner shall have any right to require registration of a Partnership Interest under the Securities Act of 1933, as amended, or any Federal or State law governing the sale of securities, and each Partner acknowledges that, in view of the nature of the Partnership and its business, such registration is neither contemplated nor likely.

         11.2 Dispute Resolution. Any dispute or controversy concerning one or more Partners and/or the Partnership and which arises out of or relates to this Agreement shall be settled and determined by binding arbitration in Las Vegas, Nevada in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in, and specifically enforced by, any court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and legal counsel, unless ruled otherwise by the arbitrator(s). Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be extended by the number of days plus ten (10) that are taken for the determination of that matter by the arbitrator(s).

         11.3 Amendments. This Agreement may not be amended, altered or modified except by instrument in writing which is signed by each Partner and to the extent applicable the shareholders of the Limited Partners.

         11.4 Other Activities. Any Partner may engage or possess an interest in other business ventures of every nature and description, independently or with others, including, without limitation, the acquisition, construction, ownership, leasing, operation and management of other projects similar to the Resort; provided, however, that in the event that the Partnership receives all requisite licenses and approvals of the Nevada Gaming Authorities to own and operate a casino gaming facility at the Resort, no such project located within
(i) Summerlin and (ii) a radius of three (3) miles from the Resort may contain any gaming activity.

         11.5 Partition. No Partner shall be entitled to a partition of the Resort or any other property or assets of the Partnership, notwithstanding any provision of law to the contrary.

         11.6 Notices. Any notice required or permitted to be delivered to any Partner under the provisions of this Agreement shall be deemed delivered, whether actually received or not, when deposited in the United States Postal Service depository, postage prepaid, registered or certified, return receipt requested, and addressed to the Partner at the address specified on the signature pages hereof, or such other address as shall be specified by written notice delivered to the General Partner.

         11.7 Provisions Severable. Every provision of this Agreement is intended to be severable and, if any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         11.8 Counterparts. This Agreement, and any amendments hereto, may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

         11.9 Headings. The headings of the various sections of this Agreement are intended solely for convenience of reference, and shall not be deemed or construed to explain, modify or place any construction upon the provisions hereof.

         11.10 Successors and Assigns. This Agreement and any amendments hereto shall be binding upon and, to the extent expressly permitted by the provisions hereof, shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and assigns.

         11.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and all obligations of one Partner to another are performable in Nevada.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 15th day of August, 1996. In addition, the individual shareholders of the Limited Partners have executed this Agreement agreeing to be bound by the terms and conditions of the specific paragraphs herein by their terms applicable to such shareholders.

General Partner:

THE RESORT AT SUMMERLIN, INC., a Nevada
corporation

By: /s/ John J. Tipton
   ____________________________      Address:

   Name: John J. Tipton              1512 Larimer St. Suite 300
        _______________________      ___________________________

   Title: Senior Vice-President      Denver, Colo 80202
         ______________________      ___________________________


Limited Partner:

SEVEN CIRCLE GAMING CORPORATION, a
Delaware corporation

By: /s/ John J. Tipton
   ____________________________      Address:

   Name: John J. Tipton              1512 Larimer St. Suite 300
        _______________________      ___________________________

   Title: Senior Vice-President      Denver, Colo 80202
         ______________________      ___________________________

                                   EXHIBIT "A"
                                Limited Partners
             SEVEN CIRCLE GAMING CORPORATION, A Delaware corporation

                                   EXHIBIT "B"
                                  Casino Lease

                                  CASINO LEASE


         THIS CASINO LEASE (this "Lease") is made and entered into as of 199_, by and between Seven Circle Resorts of Nevada, Inc., a Nevada corporation ("Tenant") and The Resort at Summerlin, Limited Partnership, a Nevada limited partnership ("Landlord").

                             PRELIMINARY STATEMENTS

         A. Landlord is the owner of the premises known as The Resort at Summerlin as more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Resort").

         B. Tenant desires to lease from Landlord a portion of the Resort designated for use as a casino and more particularly described on Exhibit "B" attached hereto and made a part hereof together with all items of personal property now or hereinafter installed thereon and owned or leased by Landlord, including, without limitation (i) all furniture and furnishings; (ii) material handling, cleaning and engineering equipment; and (iii) associated gaming equipment, but in all cases excluding any gaming device (as such term is defined in Nevada Revised Statutes Section 463.0155, as amended) (the "Premises") and Landlord desires to lease the Premises to Tenant, upon the terms and conditions contained in this Lease.

                               1. LEASED PREMISES

         Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant as set forth herein, does hereby demise and lease the Premises unto Tenant, and Tenant hereby rents and hires the Premises from Landlord, subject to the covenants, restrictions and easements of record, the terms and provisions of certain leases, reciprocal easements and/or operating agreements now entered into by Landlord with respect to the Resort, the lien of property taxes and assessments not delinquent, deeds of trust of record and all other matters of record.

                                     2. TERM

         The term of this Lease (the "Term") shall commence on the first day that the Premises are allowed to open to the public by virtue of receipt of all of the required permits and licenses by Tenant (the "Commencement Date"). This Lease shall terminate upon the earlier of (i) the third (3rd) anniversary of the Commencement Date or (ii) the date upon which Landlord acquires all requisite licenses and approvals of all state and local governmental authorities (the "Nevada Gaming Authorities") required to operate the Resort as a gaming casino. The parties to this Agreement will memorialize the Commencement Date by a writing executed by each of them.

                                     3. RENT

         3.1. Rent. Tenant shall pay to Landlord a rent of Two Million Four Hundred Thousand Dollars ($2,400,000) per annum (the "Rent") which shall be paid in advance in equal consecutive monthly installments of Two Hundred Thousand Dollars ($200,000) commencing on the Commencement Date and continuing thereafter on the first day of each calendar month of the Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or if this Lease shall expire on a day other than the last day of a calendar month, the Rent for any such month shall be prorated on the basis of a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, setoff or abatement, in lawful money of the United States to Landlord at the address stated herein for notices as set forth in Article 15 below or to such other address or such other persons as Landlord may designate to Tenant in writing.

         3.2. Taxes. Tenant shall pay and discharge when due all taxes, rates, duties, levies and assessments whatsoever, whether municipal, state, local, sewer district, fire district or otherwise, levied, imposed, assessed or charged against the Premises or any part thereof or upon Landlord in respect thereof, or from time to time levied, imposed, assessed or charged in the future in lieu or in substitution thereof, or for which Landlord is liable with respect to the Premises, including those levied, imposed, assessed or charged for education and local improvements. Tenant shall not be responsible for Landlord's income taxes to the extent that any such income taxes are not levied in lieu of or in substitution for, any of the foregoing. Landlord shall be entitled to estimate the amount payable by Tenant under this Section 3.2. The amounts so estimated shall be payable by Tenant in equal monthly installments in advance over the period covered by the estimate and each such installment shall be paid by Tenant together with the monthly installments of Rent. From time to time, Landlord may reasonably re-estimate the amount payable under this Section 3.2 and the monthly installments paid by Tenant hereunder shall be adjusted accordingly. If the Term shall commence on a day other than at the end of a taxation year, then the amounts payable by the Tenant under this Section 3.2 shall be adjusted on a per diem basis having regard to such taxation year. Within sixty (60) days after receipt of any final assessment of taxes due during the Term, the parties shall determine if the estimated payments made by Tenant with respect to such taxes resulted in overpayment or underpayment of the amount due. Any amounts underpaid shall be immediately paid by Tenant to Landlord, and any amounts overpaid shall be immediately reimbursed by Landlord to Tenant.

         3.3. Business Taxes. Tenant shall pay and discharge when due (i) all charges, taxes, rates, including local improvement rates, duties, assessments and license fees that may be levied, rated, charged or assessed against the fixtures, equipment, installations and improvements to the Premises and any property on the Premises owned or brought thereon by the Tenant (and any of its subtenants) and (ii) every tax and license fee (including, without limitation, gaming taxes and fees) in respect of the business carried on by the Tenant on the Premises, or in respect of the use or occupancy of the Premises by the Tenant (and any of its subtenants), whether such taxes, rates, duties, charges, assessments and license fees are charged by a municipal, parliamentary, school or other body of competent jurisdiction during the Term. Tenant will indemnify and save harmless the Landlord against and from all payments and loss, costs, charges and expenses occasioned by or arising from any and all such charges, taxes, rates, duties, assessments and license fees and any and all taxes which may in the future by levied in lieu thereof. Tenant shall not appeal any assessment of its interest in the Premises or any assessment of business taxes without the express written consent of Landlord, such consent not to be unreasonably withheld or delayed. If Landlord shall consent to such an appeal and if Landlord shall so request, Tenant shall at the same time that it is prosecuting its appeal, appeal as agent of Landlord the assessment of Landlord's interest in the subject matter of such appeal and Tenant shall bear the costs of such appeal, and shall indemnify and save Landlord harmless from all such costs.

         3.4. Utilities. Tenant shall give notice to the utility companies to ensure that all accounts for the Premises are opened in the name of Tenant. Tenant shall pay and discharge all rates and charges whatsoever for electricity, water, including water pollution and sewer charges, oil, gas, light, heat, air conditioning, power, telephone and other public or private utilities and services supplied to or used on or in connection with the Premises, or in connection with the business or occupation of Tenant thereon (and anyone claiming by, through or under Tenant). Tenant shall indemnify Landlord and the Resort from and against the payment of all losses, costs, charges and expenses in respect thereof.

         3.5. Common Area Charges. Tenant shall pay its pro rata share of all common area charges for the maintenance and upkeep of the common areas, such as parking lots, security, landscaping and lighting. Such common area charges shall include, but shall not be limited to, water and sewer charges, utilities and utility system installation charges, maintenance and repairs, insurance premiums, taxes and assessments, licenses, permits, management fees, and reasonable depreciation of equipment used in the operation of the common areas; provided, however, costs of equipment properly chargeable to capital account and depreciation of the original cost of constructing the common areas shall be excluded. Landlord shall be entitled to estimate the amount payable by Tenant pursuant to this Section 3.5 so long as said amount is based on the ratio of the square footage of the Premises to the total leasable square footage of the Resort (which shall be deemed to be the total square footage of the Resort, including space occupied by Landlord, that, under commercially reasonable terms, conditions and circumstances, could be leased to a tenant). The amounts so estimated shall be payable by Tenant in equal monthly installments in advance over the period covered by the estimate and each such installment shall be paid by Tenant together with the monthly installments of Rent. From time to time, Landlord may reasonably re-estimate the amount payable under this Section 3.5 and the monthly installments paid by Tenant hereunder shall be adjusted accordingly. Tenant shall be directly responsible for any expenses relating to the use of the common areas by Tenant, its employees, agents and invitees. Notwithstanding anything contained in this Lease to the contrary, in no event shall Tenant be required to pay an amount of common area charges per square foot which is greater than any other occupant of the Resort. Within sixty (60) days after the end of each accounting year, the parties shall determine if the estimated common area charges paid by Tenant resulted in overpayment or underpayment of the amount due. Any amounts underpaid shall be immediately paid by Tenant to Landlord, and any amounts overpaid shall be immediately reimbursed by Landlord to Tenant.

         3.6. Net Lease. The payments of Rent hereunder shall be absolutely net to Landlord and Tenant shall pay, and Landlord shall not be liable for, any costs, expenses, payments or outgoings whatsoever related to the Premises and Tenant shall indemnify and hold Landlord harmless for any such costs, expenses, payments or outgoings, except for Landlord's financing costs related to the Premises and as otherwise provided in this Lease. Landlord shall not be responsible to do, perform or arrange anything for or in connection with the Premises, except as otherwise expressly provided in this Lease.

                  4.       USE AND STANDARD OF OPERATION

         4.1.     Use and Standard of Operation.

                  (a) Except to the extent excused as hereinafter provided, Tenant shall use the Premises solely for the operation of a gaming casino (the "Business") in accordance with all applicable rules and regulations of the Nevada Gaming Authorities utilizing the name "The Resort at Summerlin" on a non-exclusive basis or such other name as may be mutually agreed by Landlord and Tenant and shall operate the Business in a first-class high quality manner (the "Operating Standard"). Except as otherwise specifically set forth in this Lease, Tenant shall have absolute control and discretion in the operation of the Business including, without limitation, the right to determine the terms of admittance and labor policies (including wage rates, and the hiring and discharging of employees.

                  (b) Notwithstanding anything in this Section 4.1 or elsewhere contained in this Lease, Tenant shall be excused from its obligation to operate the Business in conformity with the Operating Standard to the extent and whenever Tenant shall be prevented from compliance with the Operating Standard by events beyond Tenant's reasonable control as set forth in
                           Section 16.7 below.

         4.2. No Assignment or Subletting. Tenant shall not, without Landlord's prior written consent, assign or in any manner transfer this Lease or any estate or interest therein, or lease or sublet the Premises or any part or parts thereof or any right or privilege appurtenant thereto, or allow anyone to conduct business at, upon or from the Premises (whether as concessionaire, franchisee, licensee, permittee, subtenant, department operator or otherwise), either voluntarily or involuntarily or by operation of law or otherwise. Without limiting the foregoing, the restrictions of this Section 4.2 shall not apply to any merger, consolidation or other reorganization of Tenant or of any corporate entity which directly or indirectly controls Tenant, and any such merger, consolidation or other reorganization shall not be deemed to be an assignment of this Lease within the meaning of this Section 4.2.

         4.3. Negation of Partnership or Joint Venture. Nothing herein contained shall constitute or be construed to be or to create a partnership or joint venture between Landlord and Tenant.

                           5.       OPERATING COVENANTS

         Tenant shall be obligated to continuously utilize the full Premises and operate the Business during the Term. From and after the Commencement Date and at all times hereafter during the Term, Tenant shall cause to be on hand sufficient inventories of operating supplies and sufficient funds in Tenant's bank accounts to assure the timely payment of all current liabilities of Tenant and of other operating expenses and the uninterrupted operation of the Business in accordance with the Operating Standard and the performance by Tenant of its other obligations hereunder. On the date hereof Tenant shall have procured, and during the Term shall continue to maintain, all licenses required by the Nevada Gaming Authorities and under applicable law for the operation of the Business.

                           6.       REPAIRS AND ALTERATIONS

         6.1.     Repairs and Maintenance.

                  (a) Subject to Section 6.1(b), Tenant shall, at all times during the Term, maintain the Premises in such good order and condition and make all non-structural repairs thereto as shall be necessary in accordance with the Operating Standard, so as to deliver the Premises to Landlord at the end of the Term in as good condition as the present, subject however, to reasonable wear and tear.

                  (b) Landlord, at its cost, shall perform all necessary repairs of the following:

                           (i) the structural parts of the building and other improvements in which the Premises are located, which structural parts include the foundations, bearing and exterior walls (excluding glass and doors), subflooring and roof;

                           (ii) the unexposed electrical, plumbing and sewage systems, including, without limitation, those portions of the systems lying outside the Premises;

                           (iii)    window frames, gutters, drains and
                                    downspouts on the building and other
                                    improvements that are a part of the
                                    Premises; and

                           (iv) heating, ventilating and air-conditioning system servicing the Premises, other than ordinary maintenance.

         6.2. Compliance with Legal Requirements. Except as elsewhere herein limited or excused, Tenant shall, throughout the Term, comply with all applicable requirements (the "Legal Requirements") under all laws, ordinances, rules and regulations and orders of any governmental authorities having jurisdiction over the Premises including, without limitation, all requirements of the Nevada Gaming Authorities as well as all applicable gaming related laws and regulations. Tenant may, but only after written approval by Landlord, contest, by appropriate legal proceedings conducted in good faith, in the name of Tenant or Landlord, or both, the validity or application of any of the Legal Requirements. If Landlord shall approve any such contest, Landlord shall execute and deliver to Tenant all appropriate documents which may be necessary or proper to permit Tenant to prosecute such contest. Landlord may, by notice to Tenant, direct

Tenant to contest, or Landlord may contest directly, any of the Legal Requirements which Tenant may otherwise desire not to contest.

         6.3. Alterations and Additions. Tenant shall not, without Landlord's prior written consent, make any alterations, improvements or additions in or about the Premises except for nonstructural work which does not exceed One Hundred Thousand Dollars ($100,00O) in cost. As a condition to giving any such consent, Landlord may require Tenant to remove any such alterations, improvements, or additions at the expiration of the Term, and to restore the Premises to their prior condition, reasonable wear and tear excepted. If Landlord so elects, Tenant at its sole cost shall restore the Premises to their prior condition, reasonable wear and tear excepted, before the last day of the Term of the Lease.

         Before commencing any work relating to the alterations, additions or improvements affecting the Premises, Tenant shall notify Landlord in writing of the expected date of the commencement of such work so that Landlord can post and record the appropriate notices of non-responsibility to protect Landlord from any mechanic's liens, materialman liens or any other liens. In any event, Tenant shall pay, when due, all claims for labor and materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanic's liens or materialmen's liens to be levied against the Premises for any labor or material furnished to Tenant or claims to have been furnished to Tenant or Tenant's agents or contractor in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant; Tenant shall have the right to contest the validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond meeting the requirements of Landlord and shall provide for the payment of any sum that the claimant may recover on the claim (together with the costs of suit, if it is recovered in the action).

         Unless Landlord requires their removal as set forth above, all alterations, improvements or additions which are made on the Premises by Tenant shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term.

                           7.       INSURANCE

         7.1. Hazard Insurance. Tenant shall, at its expense, maintain during the Term the following hazard insurance:

                  (a) all risk property insurance, including theft and, if applicable, broad coverages, boiler or pressure vessel insurance and machinery insurance, in amounts reasonably designated by Tenant with approval from Landlord;

                  (b) rental income insurance against loss of Tenant's income from the Premises due to the risks covered by the insurance referred to in paragraph (a) above, in an amount not less than all amounts payable by Tenant under Article 3 of this Lease for a period of six months from the date of any casualty insured against; and

                  (c) insurance against other hazards, excluding earthquake and flood, in such amounts as Tenant in its reasonable judgment shall, with the approval of

                           Landlord, determine is necessary or desirable for the protection of the Premises, due regard being given to the height and type of improvements, their method of construction, use and occupancy.

         7.2. Terms of Hazard Policies. All policies of insurance provided for in Section 7.1 above shall be subject to the following requirements, to the extent permitted by all deeds of trust and other security instruments encumbering the Resort:

                  (a) any loss under such policies shall be adjusted with the insurer by Landlord and Tenant;

                  (b) the policies for such insurance shall provide that the proceeds thereof shall be paid to Landlord to the extent of Landlord's interest therein;

                  (c) each policy shall contain, if obtainable, a statement that the insurance shall not be invalidated should any insured waive in writing any or all right of recovery against any party for loss occurring to the property described in the insurance policy; and

                  (d) all policies shall name as insureds Landlord, Tenant and the holders of deeds of trust encumbering the Premises, as their interests may appear.

         7.3. Liability Insurance. Tenant shall, at its expense, maintain during the Term the following liability insurance:

                  (a) comprehensive general liability insurance against all claims for bodily injury, personal injury or property damage occurring on or about the Premises, or in or about the adjoining streets, property or passageways, or in connection with any operations incidental to the Premises, including claims arising from the theft of, or damage to, the property of guests or other tenants of Landlord and/or Tenant. The policy or policies for such insurance shall name as additional insureds Landlord and the beneficiaries of deeds of trust encumbering the Resort (to the extent that the respective deeds of trust so provide). Such insurance shall have a combined single limit of not less than Five Million Dollars ($5,000,000). At any time during the Term, Landlord may, however, increase the limits of any insurance provided for in this paragraph (a) by reasonable amounts to be agreed upon between Landlord and Tenant on the ground that such limits do not reasonably protect the interests of Landlord and Tenant; and

                  (b) statutory worker's compensation insurance and employer's liability insurance in the amounts required by law covering all persons working in or upon the Premises for whom such coverage is required by Tenant.

         7.4. General Terms of Insurance Policies. All insurance carried by Tenant shall be subject to the following:

                  (a) all such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in Nevada and have been approved in writing by Landlord. Upon the execution of this Lease, and thereafter not less than thirty (30) days prior to the expiration dates of any expiring policies previously issued, duplicates of the policies or certificates of the insurers reasonably satisfactory to Landlord shall be delivered by Tenant to Landlord, except that on a temporary basis binders in lieu of policies may be provided;

                  (b) all policies for such insurance shall contain a provision or endorsement that such policies are primary to any insurance obtained directly by Landlord;

                  (c) each policy shall contain, if obtainable, a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained;

                  (d) each policy shall contain an agreement by the insurer that such policy shall not be canceled or amended without at least thirty (30) days prior written notice to Landlord;

                  (e) any such insurance may be effected by a policy or policies of blanket insurance, provided, however, that such policy or policies shall furnish protection equivalent to that provided by separate policies in the amounts herein required, and any such policy or policies shall comply with the other provisions of this Lease in all other respects, except that no such policy shall be submitted to Landlord less than thirty (30) days prior to the expiration of any existing policy. In any such case, it shall not be necessary to deliver the original of any such blanket policy to Landlord, but Landlord shall be furnished with a certified copy or duplicate of such policy reasonably acceptable to Landlord; and

                  (f) in the event of any conflict between the requirements of this Lease and any of the deeds of trust encumbering the Property, the deeds of trust shall prevail.

         7.5. Insurable Condition. Tenant shall use reasonable efforts so as not to violate any of the conditions or provisions of any such policy provided for in this Article or void or make voidable any such policies.


                  8.       WAIVER AND INDEMNIFICATION BY TENANT

         As a material part of the consideration for this Lease, Tenant hereby waives all claims against Landlord for damages to goods, wares, merchandise, furniture, fixtures and equipment in, upon or about the Premises or the Resort, and for injuries to or death of any person in, on or about the Premises, from any cause arising at any time during the Term. In addition, Tenant shall indemnify and save Landlord harmless, and, at Tenant's expense, defend Landlord, from

                  Restoration within sixty (60) days after the receipt of such insurance proceeds, or shall fail to complete the same diligently, Tenant may, but shall not be obligated to, undertake or complete the Restoration for the account of Landlord and shall be entitled to be repaid therefor (including, at Tenant's option, a deduction of such amount from Rent owed by Tenant to Landlord). In such case, if the Casualty is an Insured Casualty, the proceeds of insurance shall be made available to Tenant for this purpose, provided that Landlord shall have the right to ensure that such proceeds of insurance shall be applied to the Restoration.

         (b) If the cost of Restoring the Damaged Property shall exceed One Hundred Fifty Thousand Dollars ($150,000), Landlord shall have an election, exercisable by notice to Tenant ("Notice of Termination") given within forty-five (45) days after the occurrence of the Casualty, to terminate this Lease effective upon the last day of the month (the "Termination Date") in which month the Notice of Termination shall be given. If Landlord shall have timely given a Notice of Termination, it shall have no duty to restore the Damaged Property and, in the case of an Insured Casualty, all insurance proceeds which shall be payable to Tenant, shall belong and be paid to Landlord; in such event this Lease shall terminate on the Termination Date, with the parties being then relieved from all obligations hereunder except as to matters theretofore accrued. In the event that the Landlord shall have failed to give a Notice of Termination within the aforementioned forty-five (45) day period then, upon the expiration thereof, Landlord shall be obligated to restore the Damaged Property and the provisions of the foregoing paragraph (a) of this
                  Section 9.2 shall apply to such Restoration.

                           10.      CONDEMNATION

         If the Premises or any portion thereof are taken by the power of eminent domain, or sold by Landlord under the threat of exercise of said power (all of which is herein referred to as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of any building on the Land, or more than twenty percent (20%) of the Land is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession, by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of such taking or, in the absence of such notice, within twenty
(20) days after the condemning authority shall have taken possession.

         If this Lease is not terminated by either Landlord or Tenant as provided hereinabove, then it shall remain in full force and effect as to the portion of the Premises remaining, provided that Rent shall be reduced in proportion to the floor area of the Premises taken as bears to the total floor area of the Premises.

         All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of the power of eminent domain shall be the property of the Landlord.

         Each party hereby waives the provisions of law allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

         Rent shall be abated or reduced during the period from the date of the damage or taking until the completion of restoration by Landlord, but all other obligations of Tenant under this Lease shall remain in full force and effect. The abatement or reduction of the Rent shall be based on the extent to which the restoration interferes with Tenant's use of the Premises.

                                11.     DEFAULT

         11.1. Events of Default. The occurrence of any one or more of the following shall constitute a default and breach of this Lease by Tenant:

                  (a) failure to pay Rent within five (5) days after the date when due;

                  (b) any abandonment and vacation of the Premises (failure to occupy and open the Premises for business to the general public in accordance with the use provisions set forth in Section 4.1 above for two (2) consecutive days shall be deemed an abandonment and vacation except during the periods described in Articles 9 or 10 of this Lease);

                  (c) failure to perform any other provision of this Lease if the failure to perform is not cured within ten
                           (10) days after written notice thereof has been given to Tenant by Landlord; provided, however that if the default cannot reasonably be cured within said ten
                           (10) day period, Tenant shall not be in default under this Lease if Tenant commences to cure the default within the ten (10) day period and diligently prosecutes the same to completion;

                  (d) the revocation or suspension of any license or approval granted by the Nevada Gaming Authorities; or

                  (e) the making by Tenant of any general assignment, or general arrangement for the benefit or creditors;
                           the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy unless the same is dismissed within sixty (60) days of such filing; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease, where possession is not restored to Tenant within thirty
                           (30) days of such appointment; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease, where such seizure is not discharged within thirty (30) days.

         11.2. Landlord's Remedies. If Tenant defaults under this Lease, Landlord shall have the following remedies which are not exclusive but are cumulative and in addition to any remedies now or hereafter allowed by law:

                  (a) With respect to any failure to timely pay Rent, Landlord shall, in addition to all other remedies, receive from Tenant each of (i) a general and administrative fee of ten percent (10%) of the sum not timely paid, it being understood and agreed that such payment does not represent a penalty, but rather both parties' reasonable agreement of the amount which Landlord should be compensated for its general and administrative expense and cost in the event of any late payments hereunder and (ii) one-thirtieth of one percent (1/30 of 1%) of the amount due but not timely paid hereunder for each day that such payment is late.

                  (b) Landlord can continue this Lease in full force and effect, and this Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession and the Landlord shall have the right to collect Rent when due. During the period that Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under the Lease on the dates the Rent is due, less the rent Landlord received from any reletting. No act by Landlord allowed by this
                           Section 11.2 shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord has not terminated Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent as provided in Section 4.2, Tenant shall have the right to assign or sublet its interest in the Lease, but Tenant shall not be released from liability. Landlord's consent to the proposed assignment or subletting shall be in Landlord's sole and absolute discretion.

                  (c) If Landlord elects to relet the Premises as provided in this Section 11.2, any rent that Landlord receives from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than the Rent due from Tenant to Landlord; secondly, to all costs, including maintenance, incurred by Landlord in such reletting; and third, to any Rent due and unpaid under this Lease. After deducting the payments referred to in this Section 11.2, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, and the rent received from reletting is less than the

                           Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, that Landlord shall have incurred in reletting that remain after applying the rent received from the reletting as provided in this
                           Section 11.2.

                  (d) Landlord can, at its option, terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver (subject to all applicable gaming laws) on Landlord's initiative to protect Landlord's interest in this Lease shall not constitute a termination of Tenant's right to possession. In the event of such termination, Landlord has the right to recover from
                           Tenant:

                           (i) the worth at the time of the award, of the unpaid Rent that had been earned at the time of the termination of this Lease;

                           (ii) the worth at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of the termination of this Lease until the time of the award exceeds the Rent Mitigation (as defined below);

                           (iii) the worth at the time of the award, of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the Rent Mitigation; and

                           (iv) any other amount, including court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

                           "The worth at the time of the award" as used in (i) and (ii) of this Section 11.2 is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of the award" as referred to in (iii) of this paragraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

                           "Rent Mitigation" means the amount of the loss of Rent that Tenant proves could have reasonably been avoided by reletting of the Premises.

                  (e) Landlord shall have the additional right (subject to all applicable gaming laws) to have a receiver appointed to collect Rent and conduct Tenant's business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

                  (f) Landlord, at any time after Tenant commits a default, may cure the default at Tenant's cost and expense. If Landlord at any time by reason of

                           Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid by a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest thereon, shall be considered additional Rent.

                              12. ENTRY BY LANDLORD

         12.1. Entry for Inspection and Repairs, Etc. Landlord and its authorized representatives shall have the right to enter upon the Premises at all reasonable times for the purpose of inspecting or examining the same or, after notice to Tenant, for the purpose of making any repairs to the improvements and doing any other work necessary by reason of any failure by Tenant to make repairs or do other work required of it under this Lease. Nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or repairs or to do any work in respect of the improvements or any sidewalks or curbs adjoining the Land, or any liability or other obligation to Tenant or to third persons for not making or doing the same carefully or properly, or for not completing the same.

         12.2. Entry for Showing. Landlord and its authorized representatives shall have the right to enter upon the Premises (with the exception of the casino cage and other areas prohibited for access to the general public by the Nevada Gaming Authorities), at all reasonable times during usual business hours for the purpose of showing the same to prospective purchasers or lenders, holders of deeds of trust of the Premises or any part thereof and, at any time prior to the expiration of the Term.

         12.3. Entry Not an Eviction. No entry by Landlord pursuant to the provisions of this Article 12 shall constitute or be deemed to be an eviction of Tenant.

13. ESTOPPEL STATEMENT; ATTORNMENT; SUBORDINATION; SUCCESSORS AND ASSIGNS

         13.1. Estoppel. Tenant shall, without charge, at any time and from time to time, within ten (10) days after receipt by Tenant of written request therefor from Landlord or from any beneficiary under any deed of trust, deliver, in recordable form, a duly executed and acknowledged certificate or statement on a form proscribed by Landlord stating that this Lease is unmodified and in full force and effect, or in full and effect as modified, and reciting the modification. The certificate shall further state the amount of Rent, the dates upon which Rent has been paid in advance and the amount of any security deposit. The certificate shall also acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or it shall specify such defaults, if any, which are claimed, and shall state such further matters (and be from any or all of the guarantors as requested by Landlord) as Landlord may reasonably request. Failure to deliver such a certificate within the ten
(10) day period shall be conclusive upon Tenant and to the benefit of Landlord that this Lease is in full force and effect, that there are no uncured defaults hereunder and that this Lease has not been modified except as may be represented by Landlord.

         13.2. Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the property of which the Premises are a part, or any portion thereof, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner where by Tenant attorns to such successor in interest and recognizes such successor as the landlord under this Lease. Payment by or performance of the Lease by any person, firm or corporation claiming an interest in this Lease or the Premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the Premises.

         13.3. Subordination. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any underlying lease or to any deeds of trust that are now, or may hereafter be, placed upon the Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the lessor under any such underlying lease or the beneficiaries named in said deeds of trust shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant also agrees that any underlying lessor or beneficiary may elect to have this lease constitute a prior lien to its underlying deed of trust, and in the event of such election and upon notification of such underlying lessor or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such underlying lease or deed of trust, whether this Lease is dated prior to or subsequent to the date of such underlying lease or deed of trust. Tenant agrees that upon the request of Landlord, or any such beneficiary, Tenant shall execute whatever instruments may be required to carry out the intent of this Section 13.3.

         13.4. Assignment by Landlord. Landlord shall have the right to sell, hypothecate and convey the Premises or any part thereof or to assign, in whole or in part, its interest in this Lease, or both, without the consent of Tenant; provided, however, that any such Assignee shall expressly assume in writing the obligations of Landlord hereunder from and after the date of such assignment.

         13.5. Binding on Successors. The terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Lease shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to.

                               14. QUIET ENJOYMENT

         Landlord covenants and agrees that Tenant, upon paying the Rent and all other charges provided for in this Lease and upon observing and keeping all of the covenants, conditions and provisions of this Lease on its part to be observed and kept, shall, subject to the terms and provisions of this Lease, lawfully and quietly hold, occupy and enjoy the Premises during the

Term of this Lease, without hindrance or molestation by or from anyone claiming by, through or under Landlord.

                                   15. NOTICES

         All notices, demands and requests required under this Lease shall be in writing and shall be deemed to have been given if served personally, or if sent by United States registered or certified mail, postage prepaid, return receipt requested, or by overnight courier, addressed to the addresses set forth below or such other addresses as either party may designate by notice to the other and in each case, with a copy to the appropriate parties as set forth below:

          To Tenant:               Seven Circle Resorts of Nevada, Inc.
                                   1512 Larimer Street, Suite 300
                                   Denver, Colorado 80202
                                   Attn: President

          with a copy to:          Gordon & Silver, Ltd.
                                   3800 Howard Hughes Pkwy, 14th Fl.
                                   Las Vegas, Nevada 89109
                                   Attn: James S. Mace

          To Landlord:             The Resort at Summerlin, Limited Partnership
                                   1512 Larimer Street, Suite 300
                                   Denver, Colorado 80202
                                   Attn: General Partner

          with a copy to:          Baker & Hostetler
                                   303 East 17th Avenue, Suite 1100
                                   Denver, Colorado 80203-1264
                                   Attn: Victor L. Wallace II


                                16. MISCELLANEOUS

         16.1. Gaming Authorities. If at any time (i) Tenant or any person associated in any way with Tenant is denied a license, found unsuitable or is denied or is otherwise unable to obtain any "Approval" (as defined herein) with respect to the Premises or the Business by the Nevada Gaming Authorities or any other governmental agencies outside the State of Nevada with requisite authority for the regulation of gaming (each of the foregoing is referred to herein as a "Gaming Authority"), is required by any Gaming Authority to apply for an Approval and does not apply within any required time limit, as the same may be extended by such Gaming Authority, withdraws any application for Approval other than upon a determination by the applicable Gaming Authority that such Approval is not required, and if the result of the foregoing has or would have an adverse effect on Landlord or any "Landlord's Affiliate" (as defined herein) or does or would materially delay obtaining any Approval; or (ii) any Gaming Authority commences or threatens to commence any suit or proceeding against Landlord or any Landlord's Affiliate or to terminate or deny any Approval of Landlord or any Landlord's Affiliate as a result of Tenant or any person associated with Tenant (all of the foregoing events described in (i) and

(ii) above are collectively referred to as a "Denial"), then Landlord may terminate this Lease by written notice to Tenant; provided, however, that if Landlord exercises its right to terminate this Lease pursuant to this Section solely as the result of an association of Tenant or any person associated with Tenant which is the subject of a Denial, this Lease shall not terminate if Tenant ends such association within thirty (30) days of such notice of termination or within such longer period of time, if any, as the Gaming Authority gives for terminating such association. Tenant and all such persons associated with Tenant shall promptly, and in all events within any time limit established by law, regulation or by such Gaming Authority, furnish each Gaming Authority with any information requested by such Gaming Authority and shall otherwise fully cooperate with all Gaming Authorities. A person shall be deemed associated with Tenant if that person directly or indirectly owns any equity interest in Tenant, any equity interest in such person is directly or indirectly owned by Tenant, any equity interest in such person is directly or indirectly owned by a person directly or indirectly having any equity interest in Tenant (all of the foregoing are hereinafter referred to as "Tenant Affiliates"), such person is employed by Tenant or a Tenant Affiliate, is an officer, director or agent of Tenant or a Tenant Affiliate, has any contractual relationship with Tenant or a Tenant Affiliate, furnishes services or property to Tenant or a Tenant Affiliate or has the power to exercise a significant influence over Tenant or Tenant Affiliate, Tenant represents to Landlord that neither Tenant nor, to the best of Tenant's knowledge, any person associated with Tenant, is unwilling to file all necessary applications to obtain whatever Approvals may be required of such persons in connection with this Lease. To the best of Tenant's knowledge, neither Tenant nor any person associated with Tenant has ever engaged in any conduct or practices which any of the foregoing persons should reasonably believe would cause such person or entity to be denied any Approval. The term "Landlord's Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with Landlord or any officer, director, trustee or general partner of any of such persons or of Landlord. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise. "Approval" means any license, finding of suitability or any other approval or permit by or from the Gaming Authorities.

         16.2. No Recordation. Tenant shall not record this Lease without the prior written consent of Landlord.

         16.3. Construction. In all cases the language in all parts of this Lease shall be construed simply according to its fair meaning and not strictly for or against Landlord and Tenant.

         16.4. Attorney Fees and Expenses. In the event either party shall file an action or proceeding against the other to enforce any provision or right hereunder, the prevailing party in such action or proceeding shall be paid by the other party thereto all reasonable costs and expenses incurred by such prevailing party in connection with such action or proceeding, expressly including, but not limited to, reasonable attorney fees. Such costs and expenses, including attorney fees, shall be included in any judgment or decree rendered in such action or proceeding.

         16.5. Further Assurances. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Lease.

         16.6. Governing Law. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease and any action arising under this Lease may be brought in the courts of the State of Nevada.

         16.7. Force Majeure. In the event that either party hereto shall be delayed or prevented from the performance of its obligations pursuant to this Lease, by reason of strikes, lock outs, labor troubles, inability to procure materials, failure of power, or reasons of a similar nature not the fault of the party delayed in performing such obligations under the terms of this Lease, then performance of such acts shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Nothing contained in this Section 16.7 shall excuse Tenant from the prompt payment of Rent and the other obligations of Tenant pursuant to Article 3 of this Lease and from the continuous operation of the Business as set forth in Article 5 of this Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first hereinabove set forth.

         LANDLORD:                  Seven Circle Resorts of Nevada, Inc., a
                                    Nevada corporation

                                    By:____________________________________
                                        Its:_______________________________

         TENANT: The Resort at Summerlin Limited Partnership, a Nevada limited partnership

                                    By:____________________________________
                                        Its:_______________________________

                                    EXHIBIT C

                     TO AGREEMENT OF LIMITED PARTNERSHIP OF
                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP


        For purposes of interpreting and implementing Articles 3 and 5 of the Agreement of Limited Partnership of THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP (the "Agreement"), and except as otherwise required under Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder, the following rules shall apply and shall be treated as part of the terms of the Agreement:


PART A                       SPECIAL ALLOCATION PROVISIONS.

         (1) For purposes of determining the amount of gain or loss to be allocated pursuant to Articles 3 and 5 of the Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

         (2) Except as otherwise provided in paragraph 5.7B of the Agreement, Partnership income, gain, loss, deductions, and credits shall be considered to have been earned and incurred ratably over the period of the fiscal year of the Partnership and shall be allocated to the Partners in accordance with the portion of the year during which the Partners have held their respective interests.

         (3) Notwithstanding any other provision of the Agreement, to the extent required by law, income, gain, loss, and deduction attributable to property contributed to the Partnership by a Partner shall be shared among the Partners so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable Treasury Regulations promulgated thereunder as more fully described in Part B hereof.

         (4) Notwithstanding any other provision of the Agreement, in the event the Partnership is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Partner (whether such interest is currently deducted, capitalized, or amortized), such deduction shall be allocated solely to such Partner.


         (5) Notwithstanding any provision of the Agreement to the contrary, to the extent any payments in the nature of fees made to a Partner are finally determined by the Internal Revenue Service to be distributions to a Partner for Federal income tax purposes, there will be a gross income allocation to such Partner in the amount of such distribution.

         (6)(a) Notwithstanding any provision of the Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)
                (2) - (5) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any fiscal year of the Partnership, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This Paragraph A(6)(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Treasury Regulations and for purposes of this Paragraph A(6)(a) only, each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Articles 3 and 5 of the Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

            (b) Notwithstanding any provision of the Agreement to the contrary, except Paragraph A(6)(a) of this Exhibit, and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with
                Section 1.704-2(i)(4) of the Treasury Regulations. This Paragraph A(6)(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. Solely for purposes of this Paragraph A(6)(b), each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Articles 3 and 5 of the Agreement with respect to such fiscal year, other than allocations pursuant to A(6)(a) hereof.

                                Exhibit C: page 2

         (7) Notwithstanding any provision of the Agreement to the contrary, if any Partner does not have an unconditional obligation to restore a deficit in such Partner's Capital Account in accordance with the requirements of Treasury Regulations Section 1.704- 1(b)(2)(ii)(b)(3), then, in the event such Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1
                (b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficits in such Partner's Adjusted Capital Account Balance created by such adjustments, allocations, or distributions as quickly as possible. This Paragraph A(7) is intended to comply with the Qualified Income Offset provisions of the aforementioned Treasury Regulations.

         (8) No loss shall be allocated to any Partner to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Partner continues to have a positive Adjusted Capital Account Balance; in such event losses shall first be allocated to any Partners with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero. Any excess shall be allocated to the General Partner.

         (9) Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the remaining profits, losses, and all other items allocated to each Partner pursuant to Articles 3 and 5 of the Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of Articles 3 and 5 of the Agreement if such special allocations had not occurred.

         (10) Notwithstanding any provision of the Agreement to the contrary, Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners in accordance with their percentages set forth in Paragraph 3.1 of the Agreement.

         (ll) Notwithstanding any provision of the Agreement to the contrary, any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations.

                                Exhibit C: page 3

         PART B          CAPITAL ACCOUNT ADJUSTMENTS AND 704(C) TAX ALLOCATIONS.

         (1) For purposes of computing the amount of any item of income, gain, deduction, or loss to be reflected in the Partners' Capital Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for Federal income tax purposes; provided, however, that:

                         (a) Any deductions for depreciation, cost recovery, or amortization attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership was equal to the Agreed Value of such property. Upon an adjustment to the Carrying Value of any Partnership property, further deductions for depreciation, cost recovery, or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

                         (b) Any income, gain, or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Partnership's Carrying Value with respect to such property as of such a date.

                         (c) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for Federal income tax purposes pursuant to
                                Section 50(c)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Articles 3 and 5 of the Agreement. Any restoration of such basis pursuant to Section 50(c)(2) of the Code shall be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

                         (d) The computation of all items of income, gain, loss and deduction shall be made by the Partnership and, as to those items described in
                                Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for Federal income tax purposes.

         (2) A transferee of a Partner's interest will succeed to the Capital Account relating to the Partner's interest transferred; provided, however, that if the Transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, and subject to such other treatment as may be required by Treasury Regulations,

                                Exhibit C: page 4
                the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership Interest) and recontributed by such Partners and transferees in reconstitution of the Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles set forth herein. Upon the occurrence of any of the following events, the Partnership property shall be revalued and the Partners' Capital Accounts adjusted to reflect the gain (or loss) that would have been allocated to each Partner if all the Partnership property had been sold at its fair market value immediately prior to the occurrence of such event:

                           (a) The acquisition of an additional interest in the
                  Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;

                           (b) The distribution by the Partnership to a Partner
                  of more than a de minimis amount of property or money in consideration for an interest in the Partnership; or

                           (c) The "liquidation" of the Partnership within the
                  meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.

                  The revaluation of the Partnership property referred to in the immediately preceding sentence shall be made in accordance with Section 1.704-1(b)(2)(iv)(f) of the Regulations.

         (3) Upon an issuance of any additional interests in the Partnership for cash or Contributed Property, the Capital Accounts of all Partners (and the Carrying Values of all Partnership properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to Articles 3 and 5 of this Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Partnership properties shall be determined by the General Partner using such reasonable methods of valuation as the General Partner may adopt.

         (4) Immediately prior to the distribution of any Partnership property in liquidation of the Partnership, the Capital Accounts of all Partners (and the Carrying Values of all Partnership properties) shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized

                                Exhibit C: page 5
                gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Articles 3 and 5 of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Partnership properties shall be determined by the General Partner using such reasonable methods of valuation as the General Partner may adopt.

         (5) In accordance with Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any Contributed Property shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its Agreed Value.

         (6) In the event the Agreed Value of any Partnership asset is adjusted as described in Paragraphs B(3) or B(4) above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Agreed Value in the same manner as under
                Section 704 (c) of the Code and the Treasury Regulations promulgated thereunder.

         (7) Any elections or other decisions relating to any Federal income tax matters shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of the Agreement.


PART C                                    DEFINITIONS.

       For the purposes of this Exhibit, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

         "ADJUSTED CAPITAL ACCOUNT BALANCE" means the balance, if any, in the Capital Account balance of a Partner as of the end of the relevant fiscal year of the Partnership, after giving effect to the following:

         (a) credit to such Capital Account any amounts the Partner is obligated to restore, pursuant to the terms of the Agreement or otherwise or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

         (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Treasury
                Regulations.

                                Exhibit C: page 6

         "AGREED VALUE" means the fair market Value of Contributed Properties as agreed to by the contributing Partner and the Partnership, using such reasonable method of valuation as they may adopt.

         "CARRYING VALUE" means:

         (a) with respect to Contributed Property, the Agreed Value of such property reduced (but not below zero) by all amortization, depreciation, and cost recovery deductions charged to the Partners' Capital Accounts with respect to such property, as well as any other charges for sales, retirements, and other dispositions of assets included in a Contributed Property, as of the time of determination; and

         (b) with respect to any other property, the adjusted basis of such property for Federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with the principles set forth herein.

         "CONTRIBUTED PROPERTY" means each Partner's interest in property or other consideration (excluding services and cash) contributed to the Partnership by such Partner.

         "NONRECOURSE DEDUCTIONS" shall have the meaning at forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a fiscal year of the Partnership equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

         "NONRECOURSE LIABILITY" shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

         "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

         "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

         "PARTNER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

                                Exhibit C: page 7

         "PARTNER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in
         Section 1.704-2(i)(1) of the Treasury Regulations. For any Partnership taxable year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equals the net increase during the year, if any, in the amount of Partner Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability distributed during the year to the Partner bearing the economic risk of loss for the liability that are both attributable to the liability and allocable to an increase in the Partner Nonrecourse Debt Minimum Gain determined according to the provisions of Section 1.704-2(i)(2) of the Treasury Regulations.

         "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

         For purposes of this Exhibit, all other capitalized terms will have the same definition as in the Agreement.

         This Exhibit is intended to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and shall be construed and interpreted consistently therewith. To the extent that any of the provisions of this Exhibit are inconsistent (whether now or in the future) with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, the provisions of such Section of the Code and such Treasury Regulations shall control, and all allocations and Capital Account adjustments made under this Exhibit and the Agreement shall be made in a manner necessary to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

                               Exhibit C: page 8